As Filed with the Securities and Exchange Commission on December 2, 1998




                           File No. 811-7842




                       SECURITIES AND EXCHANGE COMMISSION


                             WASHINGTON, D.C. 20549



                                    FORM N-1A


                             REGISTRATION STATEMENT


                                      UNDER


                       THE INVESTMENT COMPANY ACT OF 1940


                                 AMENDMENT NO. 9



                      THE TAX EXEMPT MONEY MARKET PORTFOLIO
               (Exact Name of Registrant as Specified in Charter)



            60 State Street, Suite 1300, Boston, Massachusetts 02109
                    (Address of Principal Executive Offices)



     Registrant's Telephone Number, Including Area Code: (617) 557-0700


               Christopher J. Kelly, c/o Funds Distributor, Inc.,
            60 State Street, Suite 1300, Boston, Massachusetts 02109
                     (Name and Address of Agent for Service)



                        Copy to:John E. Baumgardner, Esq.
                                         Sullivan & Cromwell
                                         125 Broad Street
                                         New York, NY  10004


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                                EXPLANATORY NOTE


         This Registration Statement has been filed by the Registrant pursuant to Section 8(b) of the Investment Company Act of 1940, as amended. However, beneficial interests in the Registrant are not being registered under the Securities Act of 1933, as amended (the "1933 Act"), because such interests will be issued solely in private placement transactions that do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act. Investments in the Registrant may only be made by other investment companies, insurance company separate accounts, common or commingled trust funds or similar organizations or entities that are "accredited investors" within the meaning of Regulation D under the 1933 Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any beneficial interests in the Registrant.

                                     PART A


         Responses to Items 1 through 3 and 5A have been omitted pursuant to paragraph 4 of Instruction F of the General Instructions to Form N-1A.

Item 4.  GENERAL DESCRIPTION OF REGISTRANT.

         The Tax Exempt Money Market Portfolio (the "Portfolio") is a no-load, diversified, open-end management investment company which was organized as a trust under the laws of the State of New York on January 29, 1993. Beneficial interests in the Portfolio are issued solely in private placement transactions that do not involve any "public offering" within the meaning of Section 4(2) of the Securities Act of 1933, as amended (the "1933 Act"). Investments in the Portfolio may only be made by other investment companies, insurance company separate accounts, common or commingled trust funds or similar organizations or entities that are "accredited investors" within the meaning of Regulation D under the 1933 Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any "security" within the meaning of the 1933 Act.

     The Portfolio is advised by J.P. Morgan Investment Management Inc. ("JPMIM" or the "Advisor").

         Investments in the Portfolio are not deposits or obligations of, or guaranteed or endorsed by, Morgan Guaranty Trust Company of New York, ("Morgan") or any other bank. Interests in the Portfolio are not federally insured by the Federal Deposit Insurance Corporation, the Federal Reserve Board or any other governmental agency. An investment in the Portfolio is subject to risk, as the net asset value of the Portfolio will fluctuate with changes in the value of the Portfolio's holdings. There can be no assurance that the investment objective of the Portfolio will be achieved.

         Part B contains more detailed information about the Portfolio, including information related to (i) the investment policies and restrictions of the Portfolio, (ii) the Trustees, officers, Advisor and administrators of the Portfolio, (iii) portfolio transactions, (iv) rights and liabilities of investors and (v) the audited financial statements of the Portfolio at August 31, 1998.

         The investment objective of the Portfolio is described below, together with the policies employed to attempt to achieve this objective. Additional information about the investment policies of the Portfolio appears in Part B under Item 13.

         The Portfolio's investment objective, which is non-fundamental and can be changed without the approval of interest holders, is to maximize current income that is exempt from federal income tax consistent with the preservation of capital and same-day liquidity.

         The Portfolio attempts to achieve its investment objective by investing primarily in municipal securities which earn interest exempt from federal income tax in the opinion of bond counsel for the issuer and which have effective maturities not greater than thirteen months and by maintaining a dollar-weighted average portfolio maturity of not more than 90 days. The market value of obligations in which the Portfolio invests is not guaranteed and may rise and fall in response to changes in interest rates. During normal market conditions, the Portfolio will invest substantially all, and not less than 80%, of its net assets in tax exempt obligations. If attractive municipal obligations are not available, the Portfolio may hold cash rather than invest in taxable money market instruments. The Portfolio generally will not invest in taxable securities, although in abnormal market conditions, if, in the judgment of the Advisor, tax exempt securities satisfying the Portfolio's investment objective may not be purchased, the Portfolio may for defensive purposes only, temporarily invest up to 20% of its total assets in such securities.

         MUNICIPAL BONDS. The Portfolio may invest in bonds issued by or on behalf of states, territories and possessions of the United States and the District of Columbia and their political subdivisions, agencies, authorities and instrumentalities. These obligations may be general obligation bonds secured by the issuer's pledge of its full faith, credit and taxing power for the payment of principal and interest, or they may be revenue bonds payable from specific revenue sources, but not generally backed by the issuer's taxing power. These include industrial development bonds where payment is the responsibility of the private industrial user of the facility financed by the bonds. The Portfolio may invest more than 25% of its assets in industrial development bonds, but may not invest more than 25% of its assets in industrial development bonds in projects of similar type or in the same state.

         MUNICIPAL NOTES. The Portfolio may also invest in municipal notes of various types, including notes issued in anticipation of receipt of taxes, the proceeds of the sale of bonds, other revenues or grant proceeds, as well as municipal commercial paper and municipal demand obligations such as variable rate demand notes and master demand obligations. The interest rate on variable rate demand notes is adjustable at periodic intervals as specified in the notes. Master demand obligations permit the investment of fluctuating amounts at periodically adjusted interest rates. They are governed by agreements between the municipal issuer and Morgan Guaranty acting as agent, for no additional fee, in its capacity as Advisor to the Portfolio and as fiduciary for other clients. Although master demand obligations are not marketable to third parties, the Portfolio considers them to be liquid because they are payable on demand. There is no specific percentage limitation on these investments. For more information about municipal notes, see Item 13 in Part B.

         QUALITY INFORMATION. The Portfolio will limit its investments to those securities which, in accordance with guidelines adopted by the Trustees, present minimal credit risks. In addition, the Portfolio will not purchase any municipal obligation unless (i) it is rated with the highest rating assigned to short-term debt securities (or, in the case of New York State municipal notes, with one of the two highest ratings assigned to short-term debt securities) by at least two nationally recognized statistical rating organizations such as Moody's Investors Service, Inc. and Standard & Poor's Ratings Group, (ii) it is rated by only one agency with such rating, or (iii) it is not rated and is determined to be of comparable quality. Determinations of comparable quality shall be made in accordance with procedures established by the Trustees. For a more detailed discussion of applicable quality requirements, see Item 13 in Part B. These standards must be satisfied at the time an investment is made. If the quality of the investment later declines below the quality required for purchase, the Portfolio shall dispose of the investment, subject in certain circumstances to a finding by the Trustees that disposing of the investment would not be in the Portfolio's best interest. The credit quality of variable rate demand notes and other municipal obligations is frequently enhanced by various arrangements with domestic or foreign financial institutions, such as letters of credit, guarantees and insurance, and these arrangements are considered, along with the credit quality of such institutions, when investment quality is evaluated. Favorable or unfavorable changes in the credit quality of these institutions may cause gains or losses to the Portfolio and affect its net asset value.

         The Portfolio may purchase municipal obligations together with puts. In addition, the Portfolio may purchase municipal obligations on a when-issued or delayed delivery basis, enter into repurchase and reverse repurchase agreements, loan its portfolio securities and purchase synthetic variable rate instruments. For a discussion of these transactions, see "Additional Investment Information and Risk Factors."

         The market value of obligations in which the Portfolio invests is not guaranteed and may rise and fall in response to changes in interest rates. Interests in the Portfolio are not guaranteed or insured by the U.S.

ADDITIONAL INVESTMENT INFORMATION AND RISK FACTORS

         WHEN-ISSUED AND DELAYED DELIVERY SECURITIES. The Portfolio may purchase securities on a when-issued or delayed delivery basis. Delivery of and payment for these securities may take as long as a month or more after the date of the purchase commitment. The value of these securities is subject to market fluctuation during this period and for fixed income securities no interest accrues to the Portfolio until settlement. At the time of settlement a when-issued security may be valued at less than its purchase price. The Portfolio maintains with the custodian a separate account with a segregated portfolio of securities in an amount at least equal to these commitments. When entering into a when-issued or delayed delivery transaction, the Portfolio will rely on the other party to consummate the transaction; if the other party fails to do so, the Portfolio may be disadvantaged. It is the current policy of the Portfolio not to enter into when-issued commitments exceeding in the aggregate 15% of the market value of the Portfolio's total assets less liabilities other than the obligations created by these commitments.

         REPURCHASE AGREEMENTS. The Portfolio may engage in repurchase agreement transactions with brokers, dealers or banks that meet the credit guidelines established by the Trustees. In a repurchase agreement, the Portfolio buys a security from a seller that has agreed to repurchase it at a mutually agreed upon date and price, reflecting the interest rate effective for the term of the agreement. The term of these agreements is usually from overnight to one week. A repurchase agreement may be viewed as a fully collateralized loan of money by the Portfolio to the seller. The Portfolio always receives securities as collateral with a market value at least equal to the purchase price plus accrued interest and this value is maintained during the term of the agreement. If the seller defaults and the collateral value declines, the Portfolio might incur a loss. If bankruptcy proceedings are commenced with respect to the seller, the Portfolio's realization upon the disposition of collateral may be delayed or limited. Investments in certain repurchase agreements and certain other investments which may be considered illiquid are limited. See "Illiquid Investments; Privately Placed and other Unregistered Securities" below.

         LOANS OF PORTFOLIO SECURITIES. Subject to applicable investment restrictions, the Portfolio is permitted to lend its securities in an amount up to 33 1/3% of the value of the Portfolio's net assets. The Portfolio may lend its securities if such loans are secured continuously by cash or equivalent collateral or by a letter of credit in favor of the Portfolio at least equal at all times to 100% of the market value of the securities loaned, plus accrued interest. While such securities are on loan, the borrower will pay the Portfolio any income accruing thereon. Loans will be subject to termination by the Portfolio in the normal settlement time, generally three business days after notice, or by the borrower on one day's notice. Borrowed securities must be returned when the loan is terminated. Any gain or loss in the market price of the borrowed securities which occurs during the term of the loan inures to the Portfolio and its investors. The Portfolio may pay reasonable finders' and custodial fees in connection with a loan. In addition, the Portfolio will consider all facts and circumstances, including the creditworthiness of the borrowing financial institution, and the Portfolio will not make any loans in excess of one year. Loans of portfolio securities may be considered extensions of credit by the Portfolio. The risks to the Portfolio with respect to borrowers of its portfolio securities are similar to the risks to the Portfolio with respect to Sellers in repurchase agreement transactions. See "Repurchase Agreements" above. The Portfolio will not lend its securities to any officer, Trustee, Director, employee, or other affiliate of the Portfolio, the Advisor or placement agent unless otherwise permitted by applicable law.

         REVERSE REPURCHASE AGREEMENTS. The Portfolio is permitted to enter into reverse repurchase agreements. In a reverse repurchase agreement, the Portfolio sells a security and agrees to repurchase it at a mutually agreed upon date and price, reflecting the interest rate effective for the term of the agreement. For purposes of the Investment Company Act of 1940, as amended (the "1940 Act"), it is considered a form of borrowing by the Portfolio and, therefore, is a form of leverage. Leverage may cause any gains or losses of the Portfolio to be magnified. For more information, see Item 13 in Part B.

      TAXABLE INVESTMENTS. The Portfolio attempts to invest its assets in tax exempt securities and when investments are not available, may hold cash or may invest to a limited extent in taxable securities. While the Fund does not currently intend to invest in taxable securities, in abnormal market conditions for defensive purposes only, it may invest up to 20% of the value of its total assets in securities, the interest income on which may be subject to federal, state or local income taxes. The taxable investments permitted for the Portfolio include obligations of the U.S. Government and its agencies and instrumentalities, bank obligations, commercial paper and repurchase agreements.

         The Portfolio may make investments in other debt securities with remaining effective maturities of not more than thirteen months, including without limitation corporate bonds, and other obligations described in the Prospectus or this Statement of Additional Information.

         PUTS. The Portfolio may purchase without limit municipal bonds or notes together with the right to resell them at an agreed price or yield within a specified period prior to maturity. This right to resell is known as a put. The aggregate price paid for securities with puts may be higher than the price which otherwise would be paid. Consistent with the investment objective of the Portfolio and subject to the supervision of the Trustees, the purpose of this practice is to permit the Portfolio to be fully invested in tax exempt securities while maintaining the necessary liquidity to purchase securities on a when-issued basis, to meet unusually large withdrawals and to purchase at a later date securities other than those subject to the put. The principal risk of puts is that the put writer may default on its obligation to repurchase. The Advisor will monitor each writer's ability to meet its obligations under puts.

         The amortized cost method is used by the Portfolio to value all municipal securities; no value is assigned to any puts.

         SYNTHETIC VARIABLE RATE INSTRUMENTS. The Portfolio may invest in certain synthetic variable rate instruments. Such instruments generally involve the deposit of a long-term tax exempt bond in a custody or trust arrangement and the creation of a mechanism to adjust the long-term interest rate on the bond to a variable short-term rate and a right (subject to certain conditions) on the part of the purchaser to tender it periodically to a third party at par. The Advisor will review the structure of synthetic variable rate instruments to identify credit and liquidity risks (including the conditions under which the right to tender the instrument would no longer be available) and will monitor those risks. In the event that the right to tender the instrument is no longer available, the risk to the Portfolio will be that of holding the long-term bond, which may require the disposition of the bond which could be at a loss.

         ILLIQUID INVESTMENTS; PRIVATELY PLACED AND OTHER UNREGISTERED SECURITIES. The Portfolio may not acquire any illiquid securities if, as a result thereof, more than 10% of the Portfolio's net assets would be in illiquid investments. Subject to this non-fundamental policy limitation, the Portfolio may acquire investments that are illiquid or have limited liquidity, such as private placements or investments that are not registered under the 1933 Act and cannot be offered for public sale in the United States without first being registered under the 1933 Act. An illiquid investment is any investment that cannot be disposed of within seven days in the normal course of business at approximately the amount at which it is valued by the Portfolio. The price the Portfolio pays for illiquid securities or receives upon resale may be lower than the price paid or received for similar securities with a more liquid market. Accordingly the valuation of these securities will reflect any limitations on their liquidity.

         The Portfolio may also purchase Rule 144A securities sold to institutional investors without registration under the 1933 Act. These securities may be determined to be liquid in accordance with guidelines established by the Advisor and approved by the Trustees. The Trustees will monitor the Advisor's implementation of these guidelines on a periodic basis.

INVESTMENT RESTRICTIONS

         The Portfolio may not make any investment inconsistent with its classification as a diversified investment company under the 1940 Act. The 1940 Act currently requires that 75% of the assets of the Portfolio are subject to the following fundamental limitations: (a) the Portfolio may not invest more than 5% of its total assets in the securities of any one issuer, except U.S. Government securities, and (b) the Portfolio may not own more than 10% of the outstanding voting securities of any one issuer. The Portfolio is subject to additional non-fundamental requirements governing tax exempt money market funds. These non-fundamental requirements generally prohibit the Portfolio from investing more than 5% of its total assets in the securities of any single issuer, except obligations of the U.S. Government and its agencies and instrumentalities.

         For  a  more  detailed   discussion  of  the   Portfolio's   investment
restrictions, as well as a description of certain other investment restrictions, see Item 13 in Part B.

Item 5.  MANAGEMENT OF THE PORTFOLIO.

         The Board of Trustees provides broad supervision over the affairs of the Portfolio. The Portfolio has retained the services of JPMIM as investment adviser and Morgan as administrative services agent. The Portfolio has retained the services of Funds Distributor, Inc. ("FDI") as Co-Administrator (the "Co-Administrator").

         The Portfolio has not retained the services of a principal underwriter or distributor, since interests in the Portfolio are offered solely in private placement transactions. FDI, acting as agent for the Portfolio, serves as exclusive placement agent of interests in the Portfolio. FDI receives no additional compensation for serving in this capacity.

         The Portfolio has entered into an Amended and Restated Portfolio Fund Services Agreement, dated July 11, 1996, with Pierpont Group, Inc. ("Pierpont Group") to assist the Trustees in exercising their overall supervisory responsibilities for the Portfolio's affairs. The fees to be paid under the agreement approximate the reasonable cost of Pierpont Group in providing these services to the Trust, the Portfolio and certain other registered investment companies subject to similar agreements with Pierpont Group, Inc. Pierpont Group was organized in 1989 at the request of the Trustees of the Pierpont Family of Funds for the purpose of providing these services at cost to those funds. See
Item 14 in Part B. The principal offices of Pierpont Group are located at 461 Fifth Avenue, New York, New York 10017.

         INVESTMENT ADVISOR. Subject to the supervision of the Portfolio's Trustees, the Advisor makes the Portfolio's day-to-day investment decisions, arranges for the execution of portfolio transactions and generally manages the Portfolio's investments. Effective October 1, 1998 the portfolio's investment advisor is JPMIM. Prior to that date, Morgan, a wholly owned subsidiary of J.P. Morgan & Co. Incorporated ("J.P. Morgan"), was the Portfolio's investment advisor. JPMIM, also a wholly owned subsidiary of J.P. Morgan, is a registered investment adviser under the Investment Advisers Act of 1940, as amended. JPMIM manages employee benefit funds of corporations, labor unions and state and local governments and the accounts of other institutional investors, including investment companies. Certain of the assets of employee benefit accounts under its management are invested in commingled pension trust funds for which Morgan serves as trustee.

         J.P. Morgan, through the Advisor and other subsidiaries, acts as investment advisor to individuals, governments, corporations, employee benefit plans, mutual funds and other institutional investors with combined assets under management of approximately $275 billion.

         The following persons are primarily responsible for the day-to-day management and implementation of the Advisor's process for the Portfolio (the inception date of each person's responsibility for the Portfolio and his or her business experience for the past five years is indicated parenthetically):
Daniel B. Mulvey, Vice President (since August, 1995, employed by Morgan since September 1992); and Richard W. Oswald, Vice President (since October 1996, employed by Morgan since 1996 and by CBS prior to October 1996).

         As compensation for the services rendered and related expenses borne by Morgan under the Investment Advisory Agreement with the Portfolio, the Portfolio has agreed to pay Morgan a fee, which is computed daily and may be paid monthly, at the annual rate of 0.20% of the Portfolio's average daily net assets up to $1 billion, and 0.10% of such assets in excess of $1 billion.

     Under a separate agreement, Morgan also provides administrative and related services to the Portfolio. See "Administrative Services Agent" below.

         CO-ADMINISTRATOR. Pursuant to a Co-Administration Agreement with the Portfolio, FDI serves as the Co-Administrator for the Portfolio. FDI (i) provides office space, equipment and clerical personnel for maintaining the organization and books and records of the Portfolio; (ii) provides officers for the Portfolio; (iii) files Portfolio regulatory documents and mails Portfolio communications to Trustees and investors; and (iv) maintains related books and records. See "Administrative Services Agent" below.

         For its services under the Co-Administration Agreement, the Portfolio has agreed to pay FDI fees equal to its allocable share of an annual complex-wide charge of $425,000 plus FDI's out-of-pocket expenses. The amount allocable to the Portfolio is based on the ratio of its net assets to the aggregate net assets of the Portfolio and certain other registered investment companies subject to similar agreements with FDI.

         ADMINISTRATIVE SERVICES AGENT. Pursuant to the Administrative Services Agreement with the Portfolio, Morgan provides certain administrative and related services to the Portfolio, including services related to tax compliance, preparation of financial statements, calculation of performance data, oversight of service providers and certain regulatory and Board of Trustees matters.

         Under the Administrative Services Agreement, the Portfolio has agreed to pay Morgan fees equal to its allocable share of an annual complex-wide charge. This charge is calculated daily based on the aggregate net assets of the Portfolio or the J.P. Morgan Funds invest and J.P. Morgan Series Trust and in accordance with the following annual schedule: 0.09% on the first $7 billion of such aggregate average daily net assets and 0.04% of their aggregate average daily net assets in excess of $7 billion, less the complex-wide fees payable to FDI.

         PLACEMENT AGENT. FDI, a registered broker-dealer, also serves as exclusive placement agent for the Portfolio. FDI is a wholly owned indirect subsidiary of Boston Institutional Group, Inc. FDI's principal business address is 60 State Street, Suite 1300, Boston, Massachusetts 02109.

         CUSTODIAN. State Street Bank and Trust Company, 225 Franklin Street, Boston, Massachusetts 02110 serves as the Portfolio's custodian and fund accounting and transfer agent. State Street keeps the books of account for the Portfolio.

         EXPENSES. In addition to the fees payable to the service providers identified above, the Portfolio is responsible for usual and customary expenses associated with its operations. Such expenses include organization expenses, legal fees, accounting and audit expenses, insurance costs, the compensation and expenses of the Trustees, registration fees under federal securities laws, extraordinary expenses and brokerage expenses.

         Morgan has agreed that it will reimburse the Portfolio through at least December 31, 1998 to the extent necessary to maintain the Portfolio's total operating expenses at the annual rate of 0.35% of the Portfolio's average daily net assets. This limit does not cover extraordinary expenses during the period. There is no assurance that Morgan will continue this waiver beyond the specified period. For the fiscal year ended August 31, 1998, the Portfolio's total expenses were 0.22% of its average net assets.

Item 6.  CAPITAL STOCK AND OTHER SECURITIES.

         The Portfolio is organized as a trust under the laws of the State of New York. Under the Declaration of Trust, the Trustees are authorized to issue beneficial interests in the Portfolio. Each investor is entitled to a vote in proportion to the amount of its investment in the Portfolio. Investments in the Portfolio may not be transferred, but an investor may withdraw all or any portion of its investment at any time at net asset value. Investors in the Portfolio (e.g., other investment companies, insurance company separate accounts and common and commingled trust funds) will each be liable for all obligations of the Portfolio. However, the risk of an investor in the Portfolio incurring financial loss on account of such liability is limited to circumstances in which both inadequate insurance existed and the Portfolio itself was unable to meet its obligations.

     As of November 23, 1998, J.P. Morgan Tax Exempt Money Market Fund, J.P. Morgan Institutional Tax Exempt Money Market Fund and J.P. Morgan Institutional Service Tax Exempt Money Market Fund, series of the J.P. Morgan Funds, J.P. Morgan Institutional Tax Exempt Money Market Fund and the J.P. Morgan Institutional Service Funds, respectively, owned 65.2%, 34.3% and 0.5% respectively, of the outstanding beneficial interests in the Portfolio. So long as the J.P. Morgan Tax Exempt Money Market Fund controls the Portfolio, it may take actions without the approval of any other holder of beneficial interests in the Portfolio.

         Investments in the Portfolio have no preemptive or conversion rights and are fully paid and nonassessable, except as set forth below. The Portfolio is not required and has no current intention of holding annual meetings of investors, but the Portfolio will hold special meetings of investors when in the judgment of the Trustees it is necessary or desirable to submit matters for an investor vote. Changes in fundamental policies will be submitted to investors for approval. Investors have under certain circumstances (e.g., upon application and submission of certain specified documents to the Trustees by a specified percentage of the outstanding interests in the Portfolio) the right to communicate with other investors in connection with requesting a meeting of investors for the purpose of removing one or more Trustees. Investors also have the right to remove one or more Trustees without a meeting by a declaration in writing by a specified percentage of the outstanding interests in the Portfolio. Upon liquidation of the Portfolio, investors would be entitled to share pro rata in the net assets of the Portfolio available for distribution to investors.

         The net asset value of the Portfolio is determined each business day other than the holidays listed in Part B ("Portfolio Business Day"). This determination is made once each Portfolio Business Day as of 4:00 p.m.
New York time (the "Valuation Time").

         The "net income" of the Portfolio will consist of (i) all income accrued, less the amortization of any premium, on the assets of the Portfolio, less (ii) all actual and accrued expenses of the Portfolio determined in accordance with generally accepted accounting principles. Interest income includes discount earned (including both original issue and market discount) on discount paper accrued ratably to the date of maturity and any net realized gains or losses on the assets of the Portfolio. All the net income of the Portfolio is allocated pro rata among the investors in the Portfolio.

         The end of the Portfolio's fiscal year is August 31.

         Under the anticipated method of operation of the Portfolio, the Portfolio will not be subject to any income tax. However, each investor in the Portfolio will be taxable on its share (as determined in accordance with the governing instruments of the Portfolio) of the Portfolio's ordinary income and capital gain in determining its income tax liability. The determination of such share will be made in accordance with the Internal Revenue Code of 1986, as amended (the "Code"), and regulations promulgated thereunder.

         It is intended that the Portfolio's assets, income and distributions will be managed in such a way that an investor in the Portfolio will be able to satisfy the requirements of Subchapter M of the Code, assuming that the investor invested all of its assets in the Portfolio.

         Investor inquiries may be directed to FDI at 60 State Street, Boston, Massachusetts 02109 or by calling FDI at (617)557-0700.

Item 7.  PURCHASE OF SECURITIES.

         Beneficial interests in the Portfolio are issued solely in private placement transactions that do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act. Investments in the Portfolio may only be made by other investment companies, insurance company separate accounts, common or commingled trust funds, or similar organizations or entities which are "accredited investors" as defined in Rule 501 under the 1933 Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any "security" within the meaning of the 1933 Act.

         An investment in the Portfolio may be made without a sales load. All investments are made at net asset value next determined after an order is received in "good order" by the Portfolio. The net asset value of the Portfolio is determined on each Portfolio Business Day.

         There is no minimum initial or subsequent investment in the Portfolio. However, because the Portfolio intends to be as fully invested at all times as is reasonably practicable in order to enhance the yield on its assets, investments must be made in federal funds (i.e., monies credited to the account of the Custodian by a Federal Reserve Bank).

         The Portfolio may, at its own option, accept securities in payment for investments in its beneficial interests. The securities delivered in kind are valued by the method described in Item 19 as of the business day prior to the day the Portfolio receives the securities. Securities may be accepted in payment for beneficial interests only if they are, in the judgment of Morgan, appropriate investments for the Portfolio. In addition, securities accepted in payment for beneficial interests must: (i) meet the investment objective and policies of the Portfolio; (ii) be acquired by the Portfolio for investment and not for resale; (iii) be liquid securities which are not restricted as to transfer either by law or liquidity of market; and (iv) if stock, have a value which is readily ascertainable as evidenced by a listing on a stock exchange, over-the-counter market or by readily available market quotations from a dealer in such securities. The Portfolio reserves the right to accept or reject at its own option any and all securities offered in payment for beneficial interests.

         The Portfolio and FDI reserve the right to cease accepting investments at any time or to reject any investment order.

         Each investor in the Portfolio may add to or reduce its investment in the Portfolio on each Portfolio Business Day. At the Valuation Time on each such day, the value of each investor's beneficial interest in the Portfolio will be determined by multiplying the net asset value of the Portfolio by the percentage, effective for that day, which represents that investor's share of the aggregate beneficial interests in the Portfolio. Any additions or reductions, which are to be effected at the Valuation Time on such day, will then be effected. The investor's percentage of the aggregate beneficial interests in the Portfolio will then be recomputed as the percentage equal to the fraction (i) the numerator of which is the value of such investor's investment in the Portfolio at the Valuation Time on such day plus or minus, as the case may be, the amount of net additions to or reductions in the investor's investment in the Portfolio effected at the Valuation Time, and (ii) the denominator of which is the aggregate net asset value of the Portfolio as of the Valuation Time on such day, plus or minus, as the case may be, the amount of net additions to or reductions in the aggregate investments in the Portfolio by all investors in the Portfolio. The percentage so determined will then be applied to determine the value of the investor's interest in the Portfolio as of the Valuation Time on the following Portfolio Business Day.

Item 8.  REDEMPTION OR REPURCHASE.

         An investor in the Portfolio may reduce all or any portion of its investment at the net asset value next determined after a request in "good order" is furnished by the investor to the Portfolio. The proceeds of a reduction will be paid by the Portfolio in federal funds normally on the next Portfolio Business Day after the reduction is effected, but in any event within seven days. Investments in the Portfolio may not be transferred.

         The right of any investor to receive payment with respect to any reduction may be suspended or the payment of the proceeds therefrom postponed during any period in which the New York Stock Exchange (the "NYSE") is closed (other than weekends or holidays) or trading on the NYSE is restricted or, to the extent otherwise permitted by the 1940 Act, if an emergency exists.

         The Portfolio reserves the right under certain circumstances, such as accommodating requests for substantial withdrawals or liquidations, to pay distributions in kind to investors (i.e., to distribute portfolio securities as opposed to cash). If securities are distributed, an investor could incur brokerage, tax or other charges in converting the securities to cash. In addition, distribution in kind may result in a less diversified portfolio of investments or adversely affect the liquidity of the Portfolio or the investor's portfolio, as the case may be.

Item 9.  PENDING LEGAL PROCEEDINGS.

         Not applicable.

                                     PART B


Item 10.  COVER PAGE.

         Not applicable.

Item 11. TABLE OF CONTENTS.                                Page

         General Information and History . . . . . . . . . . . B-1
         Investment Objective and Policies . . . . . . . . . . B-1
         Management of the Fund  . . . . . . . . . . . . . . . B-12
         Control Persons and Principal Holder
         of Securities . . . . . . . . . . . . . . . . . . . . B-17
         Investment Advisory and Other Services  . . . . . . . B-17
         Brokerage Allocation and Other Practices  . . . . . . B-22
         Capital Stock and Other Securities  . . . . . . . . . B-24
         Purchase, Redemption and Pricing of
         Securities  . . . . . . . . . . . . . . . . . . . . . B-25
         Tax Status  . . . . . . . . . . . . . . . . . . . . . B-26
         Underwriters  . . . . . . . . . . . . . . . . . . . . B-27
         Calculations of Performance Data  . . . . . . . . . . B-27
         Financial Statements  . . . . . . . . . . . . . . . . B-27
         Appendix  . . . . . . . . . . . . . . . . . . . . . . Appendix-1

Item 12.  GENERAL INFORMATION AND HISTORY.

         Not applicable.

Item 13.  INVESTMENT OBJECTIVE AND POLICIES.

         The investment objective of The Tax Exempt Money Market Portfolio (the "Portfolio") is to maximize current income that is exempt from federal income tax consistent with the preservation of capital and same-day liquidity. See "Tax Status." The Portfolio attempts to achieve its investment objective by maintaining a dollar-weighted average portfolio maturity of not more than 90 days and by investing in U.S. dollar-denominated securities described in Part A and this Part B that meet certain rating criteria, present minimal credit risks, have effective maturities of not more than thirteen months and earn interest wholly exempt from federal income tax in the opinion of bond counsel for the issuer. See "Quality and Diversification Requirements." Interest on these securities may be subject to state and local taxes.

     The Portfolio is advised by J.P. Morgan Investment Management Inc. ("JPMIM" or the "Advisor").

         The following discussion supplements the information regarding the investment objective of the Portfolio and the policies to be employed to achieve this objective as set forth above and in Part A.

MONEY MARKET INSTRUMENTS

     As discussed in Part A, the Portfolio may invest in money market instruments to the extent consistent with its investment objective and policies. A description of the various types of money market instruments that may be purchased by the Portfolio appears below. Also see "Quality and Diversification Requirements." U.S. TREASURY SECURITIES. The Portfolio may invest in direct obligations of the U.S. Treasury, including Treasury bills, notes and bonds, all of which are backed as to principal and interest payments by the full faith and credit of the United States.

         ADDITIONAL U.S. GOVERNMENT OBLIGATIONS. The Portfolio may invest in obligations issued or guaranteed by U.S. Government agencies or instrumentalities. These obligations may or may not be backed by the "full faith and credit" of the United States. In the case of securities not backed by the full faith and credit of the United States, the Portfolio must look principally to the federal agency issuing or guaranteeing the obligation for ultimate repayment and may not be able to assert a claim against the United States itself in the event the agency or instrumentality does not meet its commitments. Securities in which the Portfolio may invest that are not backed by the full faith and credit of the United States include, but are not limited to, obligations of the Tennessee Valley Authority, the Federal Home Loan Mortgage Corporation, and the U.S. Postal Service, each of which has the right to borrow from the U.S. Treasury to meet its obligations, and obligations of the Federal Farm Credit System and the Federal Home Loan Banks, both of whose obligations may be satisfied only by the individual credits of each issuing agency. Securities which are backed by the full faith and credit of the United States include obligations of the Government National Mortgage Association, the Farmers Home Administration, and the Export-Import Bank.

         BANK OBLIGATIONS. The Portfolio, unless otherwise noted in Part A or below, may invest in negotiable certificates of deposit, time deposits and bankers' acceptances of (i) banks, savings and loan associations and savings banks which have more than $2 billion in total assets and are organized under the laws of the United States or any state, (ii) foreign branches of these banks of equivalent size (Euros) and (iii) U.S. branches of foreign banks of equivalent size (Yankees). The Portfolio may not invest in obligations of foreign branches of foreign banks. The Portfolio will not invest in obligations for which the Advisor, or any of its affiliated persons, is the ultimate obligor or accepting bank.

         COMMERCIAL PAPER. The Portfolio may invest in commercial paper including master demand obligations. Master demand obligations are obligations that provide for a periodic adjustment in the interest rate paid and permit daily changes in the amount borrowed. Master demand obligations are governed by agreements between the issuer and Morgan acting as agent, for no additional fee, in its capacity as investment advisor to the Portfolio and as fiduciary for other clients for whom it exercises investment discretion. The monies loaned to the borrower come from accounts managed by Morgan or its affiliates, pursuant to arrangements with such accounts. Interest and principal payments are credited to such accounts. Morgan, acting as a fiduciary on behalf of its clients, has the right to increase or decrease the amount provided to the borrower under an obligation. The borrower has the right to pay without penalty all or any part of the principal amount then outstanding on an obligation together with interest to the date of payment. Since these obligations typically provide that the interest rate is tied to the Federal Reserve commercial paper composite rate, the rate on master demand obligations is subject to change. Repayment of a master demand obligation to participating accounts depends on the ability of the borrower to pay the accrued interest and principal of the obligation on demand which is continuously monitored by Morgan. Since master demand obligations typically are not rated by credit rating agencies, the Portfolio may invest in such unrated obligations only if at the time of an investment the obligation is determined by the Advisor to have a credit quality which satisfies the Portfolio's quality restrictions. See "Quality and Diversification Requirements." Although there is no secondary market for master demand obligations, such obligations are considered by the Portfolio to be liquid because they are payable upon demand. The Portfolio does not have any specific percentage limitation on investments in master demand obligations.

         REPURCHASE AGREEMENTS. The Portfolio may enter into repurchase agreements with brokers, dealers or banks that meet the credit guidelines approved by the Trustees. In a repurchase agreement, the Portfolio buys a security from a seller that has agreed to repurchase the same security at a mutually agreed upon date and price. The resale price normally is in excess of the purchase price, reflecting an agreed upon interest rate. This interest rate is effective for the period of time the Portfolio is invested in the agreement and is not related to the coupon rate on the underlying security. A repurchase agreement may also be viewed as a fully collateralized loan of money by the Portfolio to the seller. The period of these repurchase agreements will usually be short, from overnight to one week, and at no time will the Portfolio invest in repurchase agreements for more than 13 months. The securities which are subject to repurchase agreements, however, may have maturity dates in excess of 13 months from the effective date of the repurchase agreement. The Portfolio will always receive securities as collateral whose market value is, and during the entire term of the agreement remains, at least equal to 100% of the dollar amount invested by the Portfolio in each agreement plus accrued interest, and the Portfolio will make payment for such securities only upon physical delivery or upon evidence of book entry transfer to the account of the Portfolio's custodian (the "Custodian"). The Portfolio will be fully collateralized within the meaning of paragraph (a)(3) of Rule 2a-7 under the 1940 Act. If the seller defaults, the Portfolio might incur a loss if the value of the collateral securing the repurchase agreement declines and might incur disposition costs in connection with liquidating the collateral. In addition, if bankruptcy proceedings are commenced with respect to the seller of the security, realization upon disposal of the collateral by the Portfolio may be delayed or limited.

         The Portfolio may make investments in other debt securities with remaining effective maturities of not more than 13 months, including without limitation corporate and foreign bonds, asset-backed securities and other obligations described in Part A or this Part B. The Portfolio may not invest in foreign bonds or asset-backed securities.

TAX EXEMPT OBLIGATIONS

     As discussed in Part A, the Portfolio may invest in tax exempt obligations to the extent consistent with the Portfolio's investment objective and policies. A description of the various types of tax exempt obligations which may be purchased by the Portfolio appears in Part A and below. See "Quality and Diversification Requirements."

         MUNICIPAL BONDS. Municipal bonds are debt obligations issued by the states, territories and possessions of the United States and the District of Columbia, by their political subdivisions and by duly constituted authorities and corporations. For example, states, territories, possessions and municipalities may issue municipal bonds to raise funds for various public purposes such as airports, housing, hospitals, mass transportation, schools, water and sewer works. They may also issue municipal bonds to refund outstanding obligations and to meet general operating expenses. Public authorities issue municipal bonds to obtain funding for privately operated facilities, such as housing and pollution control facilities, for industrial facilities or for water supply, gas, electricity or waste disposal facilities.

         Municipal bonds may be general obligation or revenue bonds. General obligation bonds are secured by the issuer's pledge of its full faith, credit and taxing power for the payment of principal and interest. Revenue bonds are payable from revenues derived from particular facilities, from the proceeds of a special excise tax or from other specific revenue sources. They are not generally payable from the general taxing power of a municipality.

     MUNICIPAL  NOTES.  Municipal notes are subdivided into three  categories of
short-term   obligations:   municipal  notes,  municipal  commercial  paper  and
municipal demand obligations.

         Municipal notes are short-term obligations with a maturity at the time of issuance ranging from six months to five years. The principal types of municipal notes include tax anticipation notes, bond anticipation notes, revenue anticipation notes, grant anticipation notes and project notes. Notes sold in anticipation of collection of taxes, a bond sale, or receipt of other revenues are usually general obligations of the issuing municipality or agency.

         Municipal commercial paper typically consists of very short-term, unsecured, negotiable promissory notes that are sold to meet seasonal working capital or interim construction financing needs of a municipality or agency. While these obligations are intended to be paid from general revenues or refinanced with long-term debt, they frequently are backed by letters of credit, lending agreements, note repurchase agreements or other credit facility agreements offered by banks or institutions.

     Municipal demand obligations are subdivided into two types: variable rate demand notes and master demand obligations.

         Variable rate demand notes are tax exempt municipal obligations or participation interests that provide for a periodic adjustment in the interest rate paid on the notes. They permit the holder to demand payment of the notes, or to demand purchase of the notes at a purchase price equal to the unpaid principal balance, plus accrued interest either directly by the issuer or by drawing on a bank letter of credit or guaranty issued with respect to such note. The issuer of the municipal obligation may have a corresponding right to prepay at its discretion the outstanding principal of the note plus accrued interest upon notice comparable to that required for the holder to demand payment. The variable rate demand notes in which the Portfolio may invest are payable, or are subject to purchase, on demand usually on notice of seven calendar days or less. The terms of the notes provide that interest rates are adjustable at intervals ranging from daily to six months, and the adjustments are based upon the prime rate of a bank or other appropriate interest rate index specified in the respective notes. Variable rate demand notes are valued at amortized cost; no value is assigned to the right of the Portfolio to receive the par value of the obligation upon demand or notice.

         Master demand obligations are tax exempt municipal obligations that provide for a periodic adjustment in the interest rate paid and permit daily changes in the amount borrowed. The interest on such obligations is, in the opinion of counsel for the borrower, exempt from federal income tax. For a description of the attributes of master demand obligations, see "Money Market Instruments" above. Although there is no secondary market for master demand obligations, such obligations are considered by the Portfolio to be liquid because they are payable upon demand. The Portfolio has no specific percentage limitations on investments in master demand obligations.

         The Portfolio may purchase securities of the type described above if they have effective maturities within thirteen months. As required by regulation of the Securities and Exchange Commission (the "SEC"), this means that on the date of acquisition the final stated maturity (or if called for redemption, the redemption date) must be within thirteen months or the maturity must be deemed to be no more than thirteen months because of a maturity shortening mechanism, such as a variable interest rate, coupled with a conditional or unconditional right to resell the investment to the issuer or a third party. See "Puts" below. A substantial portion of the Portfolio is subject to maturity shortening mechanisms consisting of variable interest rates coupled with unconditional rights to resell the securities to the issuers either directly or by drawing on a domestic or foreign bank letter of credit or other credit support arrangement. See "Foreign Investments."

         PUTS. The Portfolio may purchase without limit municipal bonds or notes together with the right to resell the bonds or notes to the seller at an agreed price or yield within a specified period prior to the maturity date of the bonds or notes. Such a right to resell is commonly known as a "put." The aggregate price for bonds or notes with puts may be higher than the price for bonds or notes without puts. Consistent with the Portfolio's investment objective and subject to the supervision of the Trustees, the purpose of this practice is to permit the Portfolio to be fully invested in tax exempt securities while preserving the necessary liquidity to purchase securities on a when-issued basis, to meet unusually large redemptions, and to purchase at a later date securities other than those subject to the put. The principal risk of puts is that the writer of the put may default on its obligation to repurchase. The Advisor will monitor each writer's ability to meet its obligations under puts.

         Puts may be exercised prior to the expiration date in order to fund obligations to purchase other securities or to meet redemption requests. These obligations may arise during periods in which proceeds from sales of interests in the Portfolio and from recent sales of portfolio securities are insufficient to meet obligations or when the funds available are otherwise allocated for investment. In addition, puts may be exercised prior to the expiration date in order to take advantage of alternative investment opportunities or in the event the Advisor revises its evaluation of the creditworthiness of the issuer of the underlying security. In determining whether to exercise puts prior to their expiration date and in selecting which puts to exercise, the Advisor considers the amount of cash available to the Portfolio, the expiration dates of the available puts, any future commitments for securities purchases, alternative investment opportunities, the desirability of retaining the underlying securities in the Portfolio and the yield, quality and maturity dates of the underlying securities.

         The Portfolio values any municipal bonds and notes which are subject to puts at amortized cost. No value is assigned to the put. The cost of any such put is carried as an unrealized loss from the time of purchase until it is exercised or expires.

         Since the value of the put is partly dependent on the ability of the put writer to meet its obligation to repurchase, the Portfolio's policy is to enter into put transactions only with municipal securities dealers who are approved by the Portfolio's Advisor. Each dealer will be approved on its own merits, and it is the Portfolio's general policy to enter into put transactions only with those dealers which are determined to present minimal credit risks. In connection with such determination, the Trustees will review regularly the Advisor's list of approved dealers, taking into consideration, among other things, the ratings, if available, of their equity and debt securities, their reputation in the municipal securities markets, their net worth, their efficiency in consummating transactions and any collateral arrangements, such as letters of credit, securing the puts written by them. Commercial bank dealers normally will be members of the Federal Reserve System, and other dealers will be members of the National Association of Securities Dealers, Inc. or members of a national securities exchange. The Trustees have directed the Advisor not to enter into put transactions with any dealer which in the judgment of the Advisor becomes more than a minimal credit risk. In the event that a dealer should default on its obligation to repurchase an underlying security, the Portfolio is unable to predict whether all or any portion of any loss sustained could subsequently be recovered from such dealer.

         The Portfolio has been advised by counsel that it will be considered the owner of the securities subject to the puts so that the interest on the securities is tax exempt income to the Portfolio. Such advice of counsel is based on certain assumptions concerning the terms of the puts and the attendant circumstances.

FOREIGN INVESTMENTS

         To the extent that the Portfolio invests in municipal bonds and notes backed by credit support arrangements with foreign financial institutions, the risks associated with investing in foreign securities may be relevant to the Portfolio.

ADDITIONAL INVESTMENTS

         WHEN-ISSUED AND DELAYED DELIVERY SECURITIES. The Portfolio may purchase securities on a when-issued or delayed delivery basis. For example, delivery of and payment for these securities can take place a month or more after the date of the purchase commitment. The purchase price and the interest rate payable, if any, on the securities are fixed on the purchase commitment date or at the time the settlement date is fixed. The value of such securities is subject to market fluctuation and for fixed income securities no interest accrues to the Portfolio until settlement takes place. At the time the Portfolio makes the commitment to purchase securities on a when-issued or delayed delivery basis, it will record the transaction, reflect the value each day of such securities in determining its net asset value and, if applicable, calculate the maturity for the purposes of average maturity from that date. At the time of settlement, a when-issued security may be valued at less than the purchase price. To facilitate such acquisitions, the Portfolio will maintain with the Custodian a segregated account with liquid assets, consisting of cash, U.S. Government securities or other appropriate securities, in an amount at least equal to such commitments. On delivery dates for such transactions, the Portfolio will meet its obligations from maturities or sales of the securities held in the segregated account and/or from cash flow. If the Portfolio chooses to dispose of the right to acquire a when-issued security prior to its acquisition, it could, as with the disposition of any other portfolio obligation, incur a gain or loss due to market fluctuation. Also, a Fund may be disadvantaged if the other party to the transaction defaults. It is the current policy of the Portfolio not to enter into when-issued commitments exceeding in the aggregate 15% of the market value of the Portfolio's total assets, less liabilities other than the obligations created by when-issued commitments.

         INVESTMENT COMPANY SECURITIES. Securities of other investment companies may be acquired by the Portfolio to the extent permitted under the Investment Company Act of 1940 or any order pursuant thereto. These limits currently require that, as determined immediately after a purchase is made, (i) not more than 5% of the value of the Portfolio's total assets will be invested in the securities of any one investment company, (ii) not more than 10% of the value of its total assets will be invested in the aggregate in securities of investment companies as a group, and (iii) not more than 3% of the outstanding voting stock of any one investment company will be owned by the Portfolio. As a shareholder of another investment company, the Portfolio would bear, along with other shareholders, its pro rata portion of the other investment company's expenses, including advisory fees. These expenses would be in addition to the advisory and other expenses that the Portfolio bears directly in connection with its own operations.

         REVERSE REPURCHASE AGREEMENTS. The Portfolio may enter into reverse repurchase agreements. In a reverse repurchase agreement, the Portfolio sells a security and agrees to repurchase the same security at a mutually agreed upon date and price reflecting the interest rate effective for the term of the agreement. For purposes of the 1940 Act a reverse repurchase agreement is also considered as the borrowing of money by the Portfolio and, therefore, as a form of leverage. Leverage may cause any gains or losses for a Fund to be magnified. The Portfolio will invest the proceeds of borrowings under reverse repurchase agreements. In addition, the Portfolio will enter into a reverse repurchase agreement only when the interest income to be earned from the investment of the proceeds is greater than the interest expense of the transaction. The Portfolio will not invest the proceeds of a reverse repurchase agreement for a period which exceeds the duration of the reverse repurchase agreement. The Portfolio will establish and maintain with the Custodian a separate account with a segregated portfolio of securities in an amount at least equal to its purchase obligations under its reverse repurchase agreements. If interest rates rise during the term of a reverse repurchase agreement, the Portfolio's entering into the reverse repurchase agreement may have a negative impact on the ability of investors in the Portfolio to maintain a net asset value of $1.00 per share.

         LOANS OF PORTFOLIO SECURITIES. The Portfolio may lend its securities if such loans are secured continuously by cash or equivalent collateral or by a letter of credit in favor of the Portfolio at least equal at all times to 100% of the market value of the securities loaned, plus accrued interest. While such securities are on loan, the borrower will pay the Portfolio any income accruing thereon. Loans will be subject to termination by the Portfolio in the normal settlement time, generally three business days after notice, or by the borrower on one day's notice. Borrowed securities must be returned when the loan is terminated. Any gain or loss in the market price of the borrowed securities which occurs during the term of the loan inures to the Portfolio and its investors. The Portfolio may pay reasonable finders' and custodial fees in connection with a loan. In addition, the Portfolio will consider all facts and circumstances including the creditworthiness of the borrowing financial institution, and the Portfolio will not make any loans in excess of one year. The Portfolio will not lend its securities to any officer, Trustee, Director, employee or other affiliate of the Portfolio, the Advisor or placement agent unless otherwise permitted by applicable law.

         PRIVATELY PLACED AND CERTAIN UNREGISTERED SECURITIES. The Portfolio may invest in privately placed, restricted, Rule 144A or other unregistered securities as described in Part A.

         As to illiquid investments, the Portfolio is subject to a risk that should the Portfolio decide to sell them when a ready buyer is not available at a price the Portfolio deems representative of their value, the value of the Portfolio's net assets could be adversely affected. Where an illiquid security must be registered under the Securities Act of 1933, as amended (the "1933 Act") before it may be sold, the Portfolio may be obligated to pay all or part of the registration expenses, and a considerable period may elapse between the time of the decision to sell and the time the Portfolio may be permitted to sell a security under an effective registration statement. If, during such a period, adverse market conditions were to develop, the Portfolio might obtain a less favorable price than prevailed when it decided to sell.

         SYNTHETIC VARIABLE RATE INSTRUMENTS. The Portfolio may invest in certain synthetic variable rate instruments as described in Part A. In the case of some types of instruments credit enhancement is not provided, and if certain events, which may include (a) default in the payment of principal or interest on the underlying bond, (b) downgrading of the bond below investment grade or (c) a loss of the bond's tax exempt status, occur, then (i) the put will terminate,
(ii) the risk to the  Portfolio  will be that of holding a long-term  bond,  and
(iii) the disposition of the bond may be required which could be at a loss.

QUALITY AND DIVERSIFICATION REQUIREMENTS

         The Portfolio intends to meet the diversification requirements of the 1940 Act. Current 1940 Act diversification requirements require that with respect to 75% of the assets of the: (1) the Portfolio may not invest more than 5% of its total assets in the securities of any one issuer, except obligations of the U.S. Government, its agencies and instrumentalities, and (2) the Portfolio may not own more than 10% of the outstanding voting securities of any one issuer. As for the other 25% of the Portfolio's assets not subject to the limitation described above, there is no limitation on investment of these assets under the 1940 Act, so that all of such assets may be invested in securities of any one issuer. Investments not subject to the limitations described above could involve an increased risk to the Portfolio should an issuer, or a state or its related entities, be unable to make interest or principal payments or should the market value of such securities decline.

         For purposes of diversification and concentration under the 1940 Act, identification of the issuer of municipal bonds or notes depends on the terms and conditions of the obligation. If the assets and revenues of an agency, authority, instrumentality or other political subdivision are separate from those of the government creating the subdivision and the obligation is backed only by the assets and revenues of the subdivision, such subdivision is regarded as the sole issuer. Similarly, in the case of an industrial development revenue bond or pollution control revenue bond, if the bond is backed only by the assets and revenues of the nongovernmental user, the nongovernmental user is regarded as the sole issuer. If in either case the creating government or another entity guarantees an obligation, the guaranty is regarded as a separate security and treated as an issue of such guarantor. Since securities issued or guaranteed by states or municipalities are not voting securities, there is no limitation on the percentage of a single issuer's securities which the Portfolio may own so long as it does not invest more than 5% of its total assets that are subject to the diversification limitation in the securities of such issuer, except obligations issued or guaranteed by the U.S. Government. Consequently, the Portfolio may invest in a greater percentage of the outstanding securities of a single issuer than would an investment company which invests in voting securities. See "Investment Restrictions."

         In order to attain the investor's objective of maintaining a stable net asset value, the Portfolio will limit its investments to securities that present minimal credit risks and securities (other than New York State municipal notes) that are rated within the highest rating assigned to short-term debt securities (or, in the case of New York State municipal notes, within one of the two highest ratings assigned to short-term debt securities) by at least two nationally recognized statistical rating organizations ("NRSROs") or by the only NRSRO that has rated the security. Securities which originally had a maturity of over one year are subject to more complicated, but generally similar rating requirements. The Portfolio may also purchase unrated securities that are of comparable quality to the rated securities described above. Additionally, if the issuer of a particular security has issued other securities of comparable priority and security and which have been rated in accordance with the criteria described above, that security will be deemed to have the same rating as such other rated securities. A description of illustrative credit ratings is set forth in Appendix A attached to this Part B.

         In addition, the Board of Trustees has adopted procedures which (i) require the Portfolio to maintain a dollar-weighted average portfolio maturity of not more than 90 days and to invest only in securities with a remaining maturity of not more than 13 months and (ii) require the Portfolio, in the event of certain downgrading of or defaults on portfolio holdings, to dispose of the holding, subject in certain circumstances to a finding by the Trustees that disposing of the holding would not be in the Portfolio's best interest.

         The credit quality of variable rate demand notes and other municipal obligations is frequently enhanced by various credit support arrangements with domestic or foreign financial institutions, such as letters of credit, guarantees and insurance, and these arrangements are considered when investment quality is evaluated. The rating of credit-enhanced municipal obligations by an NRSRO may be based primarily or exclusively on the credit support arrangement.

INVESTMENT RESTRICTIONS

         The investment restrictions below have been adopted by the Portfolio. Except where otherwise noted, these investment restrictions are "fundamental" policies which, under the 1940 Act, may not be changed without the vote of a "majority of the outstanding voting securities" (as defined in the 1940 Act) of the Portfolio. A "majority of the outstanding voting securities" is defined in the 1940 Act as the lesser of (a) 67% or more of the voting securities present at a security holders meeting if the holders of more than 50% of the outstanding voting securities are present or represented by proxy, or (b) more than 50% of the outstanding voting securities. The percentage limitations contained in the restrictions below apply at the time of the purchase of securities.

         The Portfolio:

1. May not make any investment inconsistent with the Portfolio's classification as a diversified investment company under the Investment Company Act of 1940.

2. May not purchase any security which would cause the Portfolio to concentrate its investments in the securities of issuers primarily engaged in any particular industry except as permitted by the SEC;

3. May not issue senior securities, except as permitted under the Investment Company Act of 1940 or any rule, order or interpretation thereunder;

4. May not borrow money, except to the extent permitted by applicable law;

5. May not underwrite securities of other issuers, except to the extent that the Portfolio, in disposing of portfolio securities, may be deemed an underwriter within the meaning of the 1933 Act;

6. May not purchase or sell real estate, except that, to the extent permitted by applicable law, the Portfolio may (a) invest in securities or other instruments directly or indirectly secured by real estate and (b) invest in securities or other instruments issued by issuers that invest in real estate;

7. May not purchase or sell commodities or commodity contracts unless acquired as a result of ownership of securities or other instruments issued by persons that purchase or sell commodities or commodities contracts; but this shall not prevent the Portfolio from purchasing, selling and entering into financial futures contracts (including futures contracts on indices of securities, interest rates and currencies), options on financial futures contracts (including futures contracts on indices of securities, interest rates and currencies), warrants, swaps, forward contracts, foreign currency spot and forward contracts or other derivative instruments that are not related to physical commodities; and

8. May make loans to other persons, in accordance with the Portfolio's investment objective and policies and to the extent permitted by applicable law.

         Non-Fundamental Investment Restrictions. The investment restrictions described below are not fundamental policies of the Fund and its corresponding Portfolio and may be changed by their Trustees. These non-fundamental investment policies require that the Fund and its corresponding Portfolio:

(i) May not acquire any illiquid securities, such as repurchase agreements with more than seven days to maturity or fixed time deposits with a duration of over seven calendar days, if as a result thereof, more than 10% of the market value of the Portfolio's total assets would be in investments which are illiquid;

(ii) May not purchase securities on margin, make short sales of securities, or maintain a short position, provided that this restriction shall not be deemed to be applicable to the purchase or sale of when-issued or delayed delivery securities

(iii) May not acquire securities of other investment companies, except as permitted by the 1940 Act or any order pursuant thereto.

(iv) May not borrow money, except from banks for temporary, extraordinary or emergency purposes and then only in amounts up to 10% of the value of the Fund's total assets, taken at cost at the time of such borrowing; or mortgage, pledge or hypothecate any assets except in connection with any such borrowing in amounts up to 10% of the value of the Fund's net assets at the time of such borrowing. The Fund will not purchase securities while borrowings exceed 5% of the Fund's total assets, provided, however, that the Fund may increase its interest in an open-end management investment company with the same investment objective and restrictions as the Fund's while such borrowings are outstanding. This borrowing provision, for example, facilitates the orderly sale of portfolio securities in the event of abnormally heavy redemption requests or in the event of redemption requests during periods of tight market supply. This provision is not for leveraging purposes.

         (v) May not purchase industrial revenue bonds if, as a result of such purchase, more than 5% of total Fund assets would be invested in industrial revenue bonds where payment of principal and interest are the responsibility of companies with fewer than three years of operating history.

         There will be no violation of any investment restriction if that restriction is complied with at the time the relevant action is taken notwithstanding a later change in market value of an investment, in net or total assets, in the securities rating of the investment, or any other later change.

         For purposes of fundamental investment restrictions regarding industry concentration, the Advisor may classify issuers by industry in accordance with classifications set forth in the Directory of Companies Filing Annual Reports With The Securities and Exchange Commission or other sources. In the absence of such classification or if the Advisor determines in good faith based on its own information that the economic characteristics affecting a particular issuer make it more appropriately considered to be engaged in a different industry, the
Advisor may classify accordingly. For instance, personal credit finance companies and business credit finance companies are deemed to be separate industries and wholly owned finance companies are considered to be in the industry of their parents if their activities are primarily related to financing the activities of their parents.

Item 14.  MANAGEMENT OF THE FUND.

         The Trustees of the Portfolio, their business addresses, principal occupations during the past five years and dates of birth are set forth below.

         Frederick S. Addy -- Trustee; Retired; Executive Vice President and Chief Financial Officer since prior to April 1994, Amoco Corporation. His address is 5300 Arbutus Cove, Austin, Texas 78746, and his date of birth is January 1, 1932.

         William G. Burns -- Trustee; Retired; Former Vice Chairman and Chief Financial Officer, NYNEX. His address is 2200 Alaqua Drive, Longwood, Florida 32779, and his date of birth is November 2, 1932.

         Arthur C. Eschenlauer -- Trustee; Retired; Former Senior Vice President, Morgan Guaranty Trust Company of New York. His address is 14 Alta Vista Drive, RD #2, Princeton, New Jersey 08540, and his date of birth is May 23, 1934.

     Matthew Healey(*) -- Trustee; Chairman and Chief Executive Officer; Chairman, Pierpont Group, Inc. ("Pierpont Group") since prior to 1992. His address is Pine Tree Club Estates, 10286 Saint Andrews Road, Boynton Beach, Florida 33436, and his date of birth is August 23, 1937.

         Michael P. Mallardi -- Trustee; Retired; Senior Vice President, Capital Cities/ABC, Inc. and President, Broadcast Group prior to April 1996. His address is 10 Charnwood Drive, Suffern, New York 10910, and his date of birth is March 17, 1934.

         Each Trustee is currently paid an annual fee of $75,000 for (adjusted as pf April 1, 1997) for serving as Trustee of the Master Portfolios (as defined below), J.P. Morgan Funds, J.P. Morgan Institutional Funds and J.P. MORGAN Series Trust and is reimbursed for expenses incurred in connection with service as a Trustee. The Trustees may hold various other directorships unrelated to the Portfolio.

     ------------ * Mr. Healey is an "interested person" (as defined in the 1940
Act) of the Trust. Mr. Healey is also an "interested person" (as defined in the 1940 Act) of the advisor due to his son's affiliation with JPMIM.


     The compensation paid to the Trustees for the calendar year ended December 31, 1997 is set forth below.

------------------------ --------------------- --------------------------------

                                               TOTAL TRUSTEE COMPENSATION
                                               ACCRUED BY THE MASTER
                         AGGREGATE TRUSTEE     PORTFOLIOS(*), J.P. MORGAN
                         COMPENSATION ACCRUED  INSTITUTIONAL FUNDS AND J.P.
                         BY THE PORTFOLIO      MORGAN FUNDS DURING 1997(***)
NAME OF TRUSTEE          DURING 1997
------------------------ --------------------- --------------------------------
------------------------ --------------------- --------------------------------

Frederick S. Addy,       $11,772.77            $72,500
Trustee
------------------------ --------------------- --------------------------------
------------------------ --------------------- --------------------------------

William G. Burns,        $11,772.77            $72,500
Trustee
------------------------ --------------------- --------------------------------
------------------------ --------------------- --------------------------------

Arthur C. Eschenlauer,   $11,772.77            $72,500
Trustee
------------------------ --------------------- --------------------------------
------------------------ --------------------- --------------------------------

Matthew Healey,          $11,772.77            $72,500
Trustee(**), Chairman
and Chief Executive
Officer
------------------------ --------------------- --------------------------------
------------------------ --------------------- --------------------------------

Michael P. Mallardi,     $11,772.77            $72,500
Trustee
------------------------ --------------------- --------------------------------

     (*) Includes the Portfolio and 19 other portfolios (collectively, the "Master Portfolios") for which JPMIM acts as investment adviser.

     (**) No investment company within the fund complex has a pension or retirement plan. Currently, there are 18 investment companies (15 investment companies comprising the Master Portfolios, the J.P. Morgan Funds, the J.P. Morgan Institutional Funds and J.P. Morgan Series Trust) in the fund complex.

     (***) During 1997, Pierpont Group paid Mr. Healey, in his role as Chairman of Pierpont Group, compensation in the amount of $147,500,contributed $22,100 to a defined contribution plan on his behalf and paid $20,500 in insurance premiums for his benefit.

         The Trustees of the Portfolio are the same as the Trustees of each of the other Master Portfolios, J.P. Morgan Institutional Funds, J.P. Morgan Funds and J.P. MORGAN Series Trust. In accordance with applicable state requirements, a majority of the disinterested Trustees have adopted written procedures reasonably appropriate to deal with potential conflicts of interest arising from the fact that the same individuals are Trustees of the Master Portfolios, the J.P. Morgan Funds and the J.P. Morgan Institutional Funds, up to and including creating a separate board of trustees.

         The Trustees of the Portfolio decide upon matters of general policies and are responsible for overseeing the Trust's and Portfolio's business affairs. The Portfolio has entered into a Portfolio Fund Services Agreement with Pierpont Group to assist the Trustees in exercising their overall supervisory responsibilities over the affairs of the Portfolio. Pierpont Group was organized in July 1989 to provide services for the J.P. Morgan Family of Funds (formerly "The Pierpont Family of Funds") (currently an investor in the Portfolio). The Portfolio has agreed to pay Pierpont Group a fee in an amount representing its reasonable costs in performing these services. These costs are periodically reviewed by the Trustees. The aggregate fees paid to Pierpont Group by the Portfolio during the fiscal years ended August 31, 1996, 1997 and 1998 were $62,310, $43,285 and $53,097, respectively. The Portfolio has no employees; its executive officers (listed below), other than the Chief Executive Officer, are provided and compensated by Funds Distributor, Inc. ("FDI"), a wholly owned indirect subsidiary of Boston Institutional Group, Inc. The Portfolio's officers conduct and supervise the business operations of the Portfolio.

         The officers of the Portfolio, their principal occupations during the past five years and their dates of birth are set forth below. The business address of each of the officers unless otherwise noted is 60 State Street, Suite 1300, Boston, Massachusetts 02109.

         MATTHEW HEALEY; Chief Executive Officer; Chairman, Pierpont Group, since prior to 1993. His address is Pine Tree Club Estates, 10286 Saint Andrews Road, Boynton Beach, Florida 33436. His date of birth is August 23, 1937.

     MARGARET W. CHAMBERS; Vice President and Secretary. Senior Vice President and General Counsel of FDI since April, 1998. From August 1996 to March 1998, Ms. Chambers was Vice President and Assistant General Counsel for Loomis, Sayles & Company, L.P. From January 1986 to July 1996, she was an associate with the law firm of Ropes & Gray. Her date of birth is October 12, 1959.

         MARIE E. CONNOLLY; Vice President and Assistant Treasurer. President, Chief Executive Officer, Chief Compliance Officer and Director of FDI, Premier Mutual Fund Services, Inc., an affiliate of FDI ("Premier Mutual") and an officer of certain investment companies distributed or administered by FDI. Prior to July 1994, she was President and Chief Compliance Officer of FDI. Her date of birth is August 1, 1957.

     DOUGLAS C. CONROY; Vice President and Assistant Treasurer. Assistant Vice President and Assistant Department Manager of Treasury Services and Administration of FDI and an officer of certain investment companies distributed or administered by FDI. Prior to April 1997, Mr. Conroy was Supervisor of Treasury Services and Administration of FDI. From April 1993 to January 1995, Mr. Conroy was a Senior Fund Accountant for Investors Bank & Trust Company. His date of birth is March 31, 1969.

     KAREN JACOPPO-WOOD; Vice President and Assistant Secretary. Vice President and Senior Counsel of FDI and an officer of certain investment companies distributed or administered by FDI. From June 1994 to January 1996, Ms. Jacoppo-Wood was a Manager of SEC Registration at Scudder, Stevens & Clark, Inc. Prior to May 1994, Ms. Jacoppo-Wood was a senior paralegal at The Boston Company Advisors, Inc. ("TBCA"). Her date of birth is December 29, 1966.

     CHRISTOPHER J. KELLEY; Vice President and Assistant Secretary. Vice President and Senior Associate General Counsel of FDI and Premier Mutual and an officer of certain investment companies distributed or administered by FDI. From April 1994 to July 1996, Mr. Kelley was Assistant Counsel at Forum Financial Group. Prior to April 1994, Mr. Kelley was employed by Putnam Investments in legal and compliance capacities. His date of birth is December 24, 1964.

     KATHLEEN K. MORRISEY. Vice President and Assistant Secretary. Vice President and Assistant Secretary of FDI. Manager of Treasury Services
Administration and an officer of certain investment companies advised or administered by Montgomery Asset Management, L.P. and Dresdner RCM Global Investors, Inc., and their respective affiliates. From July 1994 to November 1995, Ms. Morrisey was a Fund Accountant II for Investors Bank & Trust Company. Prior to July 1994 she was a Finance student at Stonehill College in North Easton, Massachusetts. Her date of birth is July 5, 1972.

     MARY A. NELSON; Vice President and Assistant Treasurer. Vice President and Manager of Treasury Services and Administration of FDI and Premier Mutual and an officer of certain investment companies distributed or administered by FDI. Prior to August 1994, Ms. Nelson was an Assistant Vice President and Client Manager for The Boston Company, Inc. Her date of birth is April 22, 1964.

     MARY JO PACE; Assistant Treasurer. Vice President, Morgan Guaranty Trust Company of New York. Ms. Pace serves in the Funds Administration group as a Manager for the Budgeting and Expense Processing Group. Prior to September 1995, Ms. Pace served as a Fund Administrator for Morgan Guaranty Trust Company of New York. Her address is 60 Wall Street, New York, New York 10260. Her date of birth is March 13, 1966.

     STEPHANIE D. PIERCE; Vice President and Assistant Secretary. Vice President and Client Development Manager for FDI since April 1998. From April 1997 to March 1998, Ms. Pierce was employed by Citibank, NA as an officer of Citibank and Relationship Manager on the Business and Professional Banking team handling over 22,000 clients. Address: 200 Park Avenue, New York, New York 10166. Her date of birth is August 18, 1968.

     MICHAEL S. PETRUCELLI; Vice President and Assistant Secretary. Senior Vice President and Director of Strategic Client Initiatives for FDI since December 1996. From December 1989 through November 1996, Mr. Petrucelli was employed with GE Investments where he held various financial, business development and compliance positions. He also served as Treasurer of the GE Funds and as Director of GE Investment Services. Address: 200 Park Avenue, New York, New York, 10166. His date of birth is May 18, 1961.

     GEORGE A. RIO; President and Treasurer. Executive Vice President and Client Service Director of FDI since April 1998. From June 1995 to March 1998, Mr. Rio was Senior Vice President and Senior Key Account Manager for Putnam Mutual Funds. From May 1994 to June 1995, Mr. Rio was Director of Business Development for First Data Corporation. From September 1983 to May 1994, Mr. Rio was Senior Vice President & Manager of Client Services and Director of Internal Audit at The Boston Company. His date of birth is January 2, 1955.

     CHRISTINE ROTUNDO; Assistant Treasurer. Vice President, Morgan Guaranty Trust Company of New York. Ms. Rotundo serves in the Funds Administration group as a Manager of the Tax Group and is responsible for U.S. mutual fund tax matters. Prior to September 1995, Ms. Rotundo served as a Senior Tax Manager in the Investment Company Services Group of Deloitte & Touche LLP. Her address is 60 Wall Street, New York, New York 10260. Her date of birth is September 26, 1965.

         The Portfolio's Declaration of Trust provides that it will indemnify its Trustees and officers against liabilities and expenses incurred in connection with litigation in which they may be involved because of their offices with the Portfolio, unless, as to liability to the Portfolio or its investors, it is finally adjudicated that they engaged in willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in their offices, or unless with respect to any other matter it is finally adjudicated that they did not act in good faith in the reasonable belief that their actions were in the best interests of the Portfolio. In the case of settlement, such indemnification will not be provided unless it has been determined by a court or other body approving the settlement or other disposition, or by a reasonable determination, based upon a review of readily available facts, by vote of a majority of disinterested Trustees or in a written opinion of independent counsel, that such officers or Trustees have not engaged in wilful misfeasance, bad faith, gross negligence or reckless disregard of their duties.

Item 15.  CONTROL PERSONS AND PRINCIPAL HOLDERS OF SECURITIES.

         As of November 23, 1998, J.P. Morgan Tax Exempt Money Market Fund and J.P. Morgan Institutional Tax Exempt Money Market Fund (the "Funds"), series of the J.P. Morgan Funds and the J.P. Morgan Institutional Funds, respectively, owned 77% and 23%, respectively, of the outstanding beneficial interests in the Portfolio. So long as J.P. Morgan Tax Exempt Money Market Fund controls the Portfolio, it may take actions without the approval of any other holder of beneficial interests in the Portfolio.

         Each of the Portfolio's investors has informed the Portfolio that whenever it is requested to vote on matters pertaining to the Portfolio (other than a vote by a Portfolio to continue the operation of the Portfolio upon the withdrawal of another investor in the Portfolio), it will hold a meeting of its shareholders and will cast its vote as instructed by those shareholders.

Item 16.  INVESTMENT ADVISORY AND OTHER SERVICES.

         INVESTMENT ADVISOR. The investment advisor to the Portfolio is JPMIM, a wholly owned subsidiary of J.P. Morgan. Subject to the supervision of the Portfolio's Trustees, the Advisor makes the Portfolio's day-to-day investment decisions, arranges for the execution of portfolio transactions and generally manages the Portfolio's investments. Prior to October 1, 1998, Morgan was the investment advisor. JPMIM, a wholly owned subsidiary of J.P. Morgan, is a registered investment adviser under the Investment Advisers Act of 1940, as amended, manages employee benefit funds of corporations, labor unions and state and local governments and the accounts of other institutional investors, including investment companies. Certain of the assets of employee benefit accounts under its management are invested in commingled pension trust funds for which Morgan serves as trustee.

         J.P. Morgan, through the Advisor and other subsidiaries, acts as investment advisor to individuals, governments, corporations, employee benefit plans, mutual funds and other institutional investors with combined assets under management of over $275 billion.

         J.P. Morgan has a long history of service as adviser, underwriter and lender to an extensive roster of major companies and as a financial advisor to national governments. The firm, through its predecessor firms, has been in business for over a century and has been managing investments since 1913.

         The basis of the Advisor's investment process is fundamental investment research as the firm believes that fundamentals should determine an asset's value over the long term. J.P. Morgan currently employs over 100 full time research analysts, among the largest research staffs in the money management industry, in its investment management divisions located in New York, London, Tokyo, Frankfurt and Singapore to cover companies, industries and countries on site. In addition, the investment management divisions employ approximately 300 capital market researchers, portfolio managers and traders. The Advisor's fixed income investment process is based on analysis of real rates, sector diversification and quantitative and credit analysis.

         The investment advisory services the Advisor provides to the Portfolio are not exclusive under the terms of the Advisory Agreement. The Advisor is free to and does render similar investment advisory services to others. The Advisor serves as investment advisor to personal investors and other investment companies and acts as fiduciary for trusts, estates and employee benefit plans. Certain of the assets of trusts and estates under management are invested in common trust funds for which Morgan serves as trustee. The accounts which are managed or advised by the Advisor have varying investment objectives and the Advisor invests assets of such accounts in investments substantially similar to, or the same as, those which are expected to constitute the principal investments of the Portfolio. Such accounts are supervised by officers and employees of the Advisor who may also be acting in similar capacities for the Portfolio. See Item 17 below.

         Sector weightings are generally similar to the Portfolio's benchmark with the emphasis on security selection as the method to achieve investment performance superior to the benchmark. The benchmark for the Portfolio is currently IBC/Donoghue's Tax Exempt Money Fund Average.

         Morgan, also a wholly owned subsidiary of J.P. Morgan, is a bank holding company organized under the laws of the State of Delaware. Morgan, whose principal offices are at 60 Wall Street, New York, New York 10260, is a New York trust company which conducts a general banking and trust business. Morgan is subject to regulation by the New York State Banking Department and is a member bank of the Federal Reserve System. Through offices in New York City and abroad, Morgan offers a wide range of services, primarily to governmental, institutional, corporate and high net worth individual customers in the United States and throughout the world.
         The Portfolio is managed by officers of the Advisor who, in acting for their customers, including the Portfolio, do not discuss their investment decisions with any personnel of J.P. Morgan or any personnel of other divisions of the Advisor or with any of its affiliated persons, with the exception of certain other investment management affiliates of J.P. Morgan.

         As compensation for the services rendered and related expenses such as salaries of advisory personnel borne by the Advisor under the Investment Advisory Agreement, the Portfolio has agreed to pay the Advisor a fee, which is computed daily and may be paid monthly, equal to the annual rate of 0.20% of the Portfolio's average daily net assets up to $1 billion and 0.10% of the
Portfolio's average daily net assets in excess of $1 billion. For the fiscal years ended August 31, 1996, 1997 and 1998 the Portfolio paid Morgan, the Portfolio's investment advisor prior to October 1, 1998, $2,154,248, $2,267,159 and $2,710,567, respectively, in advisory fees.

         The Investment Advisory Agreement provides that it will continue in effect for a period of two years after execution only if specifically approved annually thereafter (i) by a vote of the holders of a majority of the Portfolio's outstanding securities or by its Trustees and (ii) by a vote of a majority of the Trustees who are not parties to the Advisory Agreement or "interested persons" as defined by the 1940 Act cast in person at a meeting called for the purpose of voting on such approval. The Investment Advisory Agreement will terminate automatically if assigned and is terminable at any time without penalty by a vote of a majority of the Trustees of the Portfolio or by a vote of the holders of a majority of the Portfolio's voting securities on 60 days' written notice to the Advisor and by the Advisor on 90 days' written notice to the Portfolio.

         The Glass-Steagall Act and other applicable laws generally prohibit banks such as the Advisor from engaging in the business of underwriting or distributing securities, and the Board of Governors of the Federal Reserve System has issued an interpretation to the effect that under these laws a bank holding company registered under the federal Bank Holding Company Act or certain subsidiaries thereof may not sponsor, organize, or control a registered open-end investment company continuously engaged in the issuance of its shares, such as the Portfolio. The interpretation does not prohibit a holding company or a subsidiary thereof from acting as investment advisor and custodian to such an investment company. The Advisor believes that it may perform the services for the Portfolio contemplated by the Advisory Agreement without violation of the Glass-Steagall Act or other applicable banking laws or regulations. State laws on this issue may differ from the interpretation of relevant federal law, and banks and financial institutions may be required to register as dealers pursuant to state securities laws. However, it is possible that future changes in either federal or state statutes and regulations concerning the permissible activities of banks or trust companies, as well as further judicial or administrative decisions and interpretations of present and future statutes and regulations, might prevent the Advisor from continuing to perform such services for the Portfolio.

         If the Advisor were prohibited from acting as investment advisor to the Portfolio, it is expected that the Trustees of the Portfolio would recommend to investors that they approve the Portfolio's entering into a new investment advisory agreement with another qualified investment advisor selected by the Trustees.

         Under a separate agreement, Morgan provides administrative and related services to the Portfolio. See "Administrative Services Agreement" in Part A above.
         CO-ADMINISTRATOR. Under the Portfolio's Co-Administration Agreement dated August 1, 1996, FDI serves as the Portfolio's Co-Administrator. The Co-Administration Agreement may be renewed or amended by the Trustees without an investor vote. The Co-Administration Agreement is terminable at any time without penalty by a vote of a majority of the Trustees of the Portfolio on not more than 60 days' written notice nor less than 30 days' written notice to the other party. The Co-Administrator, subject to the consent of the Trustees of the Portfolio, may subcontract for the performance of its obligations, provided, however, that unless the Portfolio expressly agrees in writing, the Co-Administrator shall be fully responsible for the acts and omissions of any subcontractor as it would for its own acts or omissions. See "Administrative Services Agent" below.

         For its services under the Co-Administration Agreement, the Portfolio has agreed to pay FDI fees equal to its allocable share of an annual complex-wide charge of $425,000 plus FDI's out-of-pocket expenses. The amount allocable to the Portfolio is based on the ratio of its net assets to the aggregate net assets of J.P. Morgan Funds, J.P. Morgan Institutional Funds, the Master Portfolios and J.P. MORGAN Series Trust. For the period from August 1, 1996 through August 31, 1996, administrative fees of $2,284 were paid by the Portfolio to FDI. For the fiscal years ended August 31, 1997 and 1998: $25,082 and $24,913, respectively.

     The following administrative fees were paid by the Portfolio to Signature Broker-Dealer Services, Inc. ("SBDS") (which provided placement agent and administrative services to the Portfolio prior to August 1, 1996). For the period from September 1, 1995 through July 31, 1996: $110,848.

         ADMINISTRATIVE SERVICES AGENT. The Portfolio has entered into a Restated Administrative Services Agreement (the "Services Agreement") with Morgan, pursuant to which Morgan is responsible for certain administrative and related services provided to the Portfolio.

         Under the Services Agreement, effective August 1, 1996, the Portfolio has agreed to pay Morgan fees equal to its allocable share of an annual complex-wide charge. This charge is calculated daily based on the aggregate net assets of the Master Portfolios and J.P. MORGAN Series Trust in accordance with the following annual schedule: 0.09% on the first $7 billion of their aggregate average daily net assets and 0.04% of their average daily net assets in excess of $7 billion, less the complex-wide fees payable to FDI. The portion of this charge payable by the Portfolio is determined by the proportionate share that its net assets bear to the total net assets of the J.P. Morgan Funds, the J.P. Morgan Institutional Funds, the Master Portfolios, the other investors in the Master Portfolios for which Morgan provides similar services and J.P. MORGAN Series Trust.

         Under administrative services agreements in effect with Morgan from December 29, 1995 through July 31, 1996, the Portfolio paid Morgan a fee equal to its proportionate share of an annual complex-wide charge. This charge was calculated daily based on the aggregate net assets of the Master Portfolios in accordance with the following schedule: 0.06% of the first $7 billion of the Master Portfolios' aggregate average daily net assets and 0.03% of the Master Portfolios' aggregate average daily net assets in excess of $7 billion. Prior to December 29, 1995, the Portfolio had entered into a financial and fund accounting services agreement with Morgan, the provisions of which included certain of the activities described above and, prior to September 1, 1995, also included reimbursement of usual and customary expenses.

         For the  fiscal  years  ended  August  31,  1996,  1997 and  1998,  the
Portfolio  paid  Morgan  $205,419,  $397,340  and  $502,654,   respectively,  in
administrative services fees.

         See "Expenses" below for applicable expense limitations.

         CUSTODIAN. State Street Bank and Trust Company ("State Street"), 225 Franklin Street, Boston, Massachusetts 02110, serves as the Portfolio's Custodian and Transfer Agent. Pursuant to the Custodian Contract, State Street is responsible for maintaining the books of account and records of portfolio transactions and holding the portfolio securities and cash. In addition, the Custodian has also entered into subcustodian agreements with Bankers Trust Company for the purpose of holding TENR Notes and with Bank of New York and Chemical Bank, N.A. for the purpose of holding certain variable rate demand notes. In the case of foreign assets held outside the United States, the Custodian employs various sub-custodians, who were approved by the Trustees of the Portfolio in accordance with the regulations of the SEC. The Custodian maintains Portfolio transaction records, calculates book and tax allocations for the Portfolio, and computes the value of the interest of each investor.

         INDEPENDENT ACCOUNTANTS. The independent accountants of the Portfolio are PricewaterhouseCoopers LLP, 1177 Avenue of the Americas, New York, New York 10036. PricewaterhouseCoopers LLP conducts an annual audit of the financial statements of the Portfolio, assists in the preparation and/or review of each of the Portfolio's federal and state income tax returns and consults with the Portfolio as to matters of accounting and federal and state income taxation.

         EXPENSES. In addition to the fees payable to the service providers identified above, the Portfolio is responsible for usual and customary expenses associated with its operations. Such expenses include organization expenses, legal fees, accounting and audit expenses, insurance costs, the compensation and expenses of the Trustees, registration fees under federal securities laws, and extraordinary expenses, applicable to the Portfolio. Such expenses also include brokerage expenses. Under fee arrangements prior to September 1, 1995, that included higher fees for financial and fund accounting services, Morgan as service agent was responsible for reimbursements to the Portfolio for SBDS's fees as Administrator and the usual and customary expenses described above (excluding organization and extraordinary expenses, custodian fees and brokerage expenses).

         Morgan has agreed that it will reimburse the Portfolio through December 31, 1998 to the extent necessary to maintain the Portfolio's total operating expenses at the annual rate of 0.35% of the Portfolio's average daily net assets. This limit does not cover extraordinary expenses during the period. There is no assurance that Morgan will continue this waiver beyond the specified period.

Item 17.  BROKERAGE ALLOCATION AND OTHER PRACTICES.

         The Advisor places orders for the Portfolio for all purchases and sales of portfolio securities, enters into repurchase agreements, and may enter into reverse repurchase agreements and execute loans of portfolio securities on behalf of the Portfolio. See Item 13 above.

         Fixed income and debt securities and municipal bonds and notes are generally traded at a net price with dealers acting as principal for their own accounts without a stated commission. The price of the security usually includes profit to the dealers. In underwritten offerings, securities are purchased at a fixed price which includes an amount of compensation to the underwriter, generally referred to as the underwriter's concession or discount. On occasion, certain securities may be purchased directly from an issuer, in which case no commissions or discounts are paid.

         Portfolio transactions for the Portfolio will be undertaken principally to accomplish the Portfolio's objective in relation to expected movements in the general level of interest rates. The Portfolio will not seek profits through short-term trading, but the Portfolio may dispose of any portfolio security prior to its maturity if it believes such disposition is appropriate even if this action realizes profits or losses.

         In connection with portfolio transactions for the Portfolio, the Advisor intends to seek the best possible price and execution on a competitive basis for both purchases and sales of securities.

         The Portfolio's policy of investing only in securities with maturities of less than thirteen months will result in high portfolio turnover. Since brokerage commissions are not normally paid on investments which the Portfolio makes, turnover resulting from such investments should not adversely affect the net asset value or net income of the Portfolio.

         In selecting a broker, the Advisor considers a number of factors including: the price per unit of the security; the broker's reliability for prompt, accurate confirmations and on-time delivery of securities; the firm's financial condition. The Trustees of the Portfolio review regularly the reasonableness of commissions and other transaction costs incurred by the Portfolio in light of facts and circumstances deemed relevant from time to time, and, in that connection, will receive reports from the Advisor and published data concerning transaction costs incurred by institutional investors generally. Research services provided by brokers to which the Advisor has allocated brokerage business in the past include economic statistics and forecasting services, industry and company analyses, portfolio strategy services, quantitative data, and consulting services from economists and political analysts. Research services furnished by brokers are used for the benefit of all the Advisor's clients and not solely or necessarily for the benefit of the Portfolio. The Advisor believes that the value of research services received is not determinable and does not significantly reduce its expenses. The Portfolio does not reduce its fee to the Advisor by any amount that might be attributable to the value of such services.

         Subject to the overriding objective of obtaining the best possible execution of orders, the Advisor may allocate a portion of the Portfolio's portfolio brokerage transactions to affiliates of the Advisor. In order for affiliates of the Advisor to effect any portfolio transactions for the
Portfolio,  the  commissions,  fees  or  other  remuneration  received  by  such affiliates must be reasonable and fair compared to the commissions, fees, or other remuneration paid to other brokers in connection with comparable transactions involving similar securities being purchased or sold on a securities exchange during a comparable period of time. Furthermore, the Trustees of the Portfolio, including a majority of the Trustees who are not "interested persons," have adopted procedures which are reasonably designed to provide that any commissions, fees, or other remuneration paid to such affiliates are consistent with the foregoing standard.

         The Portfolio's portfolio securities will not be purchased from or through or sold to or through the Exclusive Placement Agent or Advisor or any other "affiliated person" (as defined in the 1940 Act), of the Exclusive Placement Agent or Advisor when such entities are acting as principals, except to the extent permitted by law. In addition, the Portfolio will not purchase securities during the existence of any underwriting group relating thereto of which the Advisor or an affiliate of the Advisor is a member, except to the extent permitted by law.

         On those occasions when the Advisor deems the purchase or sale of a security to be in the best interests of the Portfolio as well as other customers, including other Portfolios, the Advisor, to the extent permitted by applicable laws and regulations, may, but is not obligated to, aggregate the securities to be sold or purchased for the Portfolio with those to be sold or purchased for other customers in order to obtain best execution, including lower brokerage commissions if appropriate. In such event, allocation of the securities so purchased or sold as well as any expenses incurred in the transaction will be made by the Advisor in the manner it considers to be most equitable and consistent with its fiduciary obligations to the Portfolio. In some instances, this procedure might adversely affect the Portfolio.

Item 18.  CAPITAL STOCK AND OTHER SECURITIES.

         Under the Declaration of Trust, the Trustees are authorized to issue beneficial interests in the Portfolio. Investors are entitled to participate pro rata in distributions of taxable income, loss, gain and credit of the Portfolio. Upon liquidation or dissolution of the Portfolio, investors are entitled to share pro rata in the Portfolio's net assets available for distribution to its investors. Investments in the Portfolio have no preference, preemptive, conversion or similar rights and are fully paid and nonassessable, except as set forth below. Investments in the Portfolio may not be transferred. Certificates representing an investor's beneficial interest in the Portfolio are issued only upon the written request of an investor.

         Each investor is entitled to a vote in proportion to the amount of its investment in the Portfolio. Investors in the Portfolio do not have cumulative voting rights, and investors holding more than 50% of the aggregate beneficial interest in the Portfolio may elect all of the Trustees if they choose to do so and in such event the other investors in the Portfolio would not be able to elect any Trustee. The Portfolio is not required and has no current intention to hold annual meetings of investors but the Portfolio will hold special meetings of investors when in the judgment of the Portfolio's Trustees it is necessary or desirable to submit matters for an investor vote. No material amendment may be made to the Portfolio's Declaration of Trust without the affirmative majority vote of investors (with the vote of each being in proportion to the amount of its investment).

         The Portfolio may enter into a merger or consolidation, or sell all or substantially all of its assets, if approved by the vote of two thirds of its investors (with the vote of each being in proportion to its percentage of the beneficial interests in the Portfolio), except that if the Trustees recommend such sale of assets, the approval by vote of a majority of the investors (with the vote of each being in proportion to its percentage of the beneficial interests of the Portfolio) will be sufficient. The Portfolio may also be terminated (i) upon liquidation and distribution of its assets if approved by the vote of two thirds of its investors (with the vote of each being in proportion to the amount of its investment) or (ii) by the Trustees by written notice to its investors.

         The Portfolio is organized as a trust under the laws of the State of New York. Investors in the Portfolio will be held personally liable for its obligations and liabilities, subject, however, to indemnification by the Portfolio in the event that there is imposed upon an investor a greater portion of the liabilities and obligations of the Portfolio than its proportionate beneficial interest in the Portfolio. The Declaration of Trust also provides that the Portfolio shall maintain appropriate insurance (for example, fidelity bonding and errors and omissions insurance) for the protection of the Portfolio, its investors, Trustees, officers, employees and agents covering possible tort and other liabilities. Thus, the risk of an investor incurring financial loss on account of investor liability is limited to circumstances in which both inadequate insurance existed and the Portfolio itself was unable to meet its obligations.

         The Portfolio's Declaration of Trust further provides that obligations of the Portfolio are not binding upon the Trustees individually but only upon the property of the Portfolio and that the Trustees will not be liable for any action or failure to act, but nothing in the Declaration of Trust protects a Trustee against any liability to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of his office.

Item 19.  PURCHASE, REDEMPTION AND PRICING OF SECURITIES.

         Beneficial interests in the Portfolio are issued solely in private placement transactions that do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act.

         All portfolio securities for the Portfolio are valued by the amortized cost method, as permitted by a rule adopted by the SEC. The purpose of this method of calculation is to allow certain investors in the Portfolio to maintain a constant net asset value. No assurances can be given that this goal can be attained. The amortized cost method of valuation values a security at its cost at the time of purchase and thereafter assumes a constant amortization to maturity of any discount or premium, regardless of the impact of fluctuating interest rates on the market value of the instrument. If a difference of more than 1/2 of 1% occurs between valuation based on the amortized cost method and valuation based on market value, the Trustees will take steps necessary to reduce such deviation, such as shortening the average portfolio maturity, realizing gains or losses, or reducing the aggregate outstanding interests. Any reduction of outstanding interests will be effected by having each investor in the Portfolio contribute to the Portfolio's capital the necessary amounts on a pro rata basis. Each investor in the Portfolio will be deemed to have agreed to such a contribution in these circumstances by his investment in the Portfolio.

         If the Portfolio determines that it would be detrimental to the best interest of the remaining investors in the Portfolio to make payment wholly or partly in cash, payment of the redemption price may be made in whole or in part by a distribution in kind of securities from the Portfolio, in lieu of cash, in conformity with the applicable rule of the SEC. If interests are redeemed in kind, the redeeming investor might incur transaction costs in converting the assets into cash. The method of valuing portfolio securities is described above and such valuation will be made as of the same time the redemption price is determined. The Portfolio will not redeem in kind except in circumstances in which an investor is permitted to redeem in kind.

         The net asset value of the Portfolio will not be computed on a day in which no orders to purchase or withdraw beneficial interests in the Portfolio has been received or on the days the following legal holidays are observed: New Year's Day, Martin Luther King, Jr. Day, Presidents' Day, Good Friday, Memorial Day, Independence Day, Labor Day, Veteran's Day, Columbus Day, Thanksgiving Day, and Christmas Day. In the event that trading in the money markets is scheduled to end earlier than the close of the New York Stock Exchange in observance of these holidays, the Portfolio would expect to close for purchases and withdrawals an hour in advance of the end of trading in the money markets. The Portfolio may also close for purchases and withdrawals at such other times as may be determined by the Trustees to the extent permitted by applicable law. The days on which net asset value is determined are the Portfolio's business days.

Item 20.  TAX STATUS.

         The Portfolio is organized as a New York trust. The Portfolio is not subject to any income or franchise tax in the State of New York or the Commonwealth of Massachusetts. However, each investor in the Portfolio will be subject to U.S. Federal income tax in the manner described below on its share (as determined in accordance with the governing instruments of the Portfolio) of the Portfolio's ordinary income and capital gain in determining its income tax liability. The determination of such share will be made in accordance with the Code, and regulations promulgated thereunder.

         Although, as described above, the Portfolio will not be subject to federal income tax, it will file appropriate income tax returns.

         It is intended that the Portfolio's assets will be managed in such a way that an investor in the Portfolio will be able to satisfy the requirements of Subchapter M of the Code. To ensure that investors will be able to satisfy the requirements of subchapter M, the Portfolio must satisfy certain gross income and diversification requirements, including among other things, a requirement that the Portfolio derive less than 30% of its gross income from the sale of stock, securities, options, futures or forward contracts held less than three months. Effective as of an investor's first taxable year beginning after August 5, 1997, the 30% of gross income test will no longer apply to investors in the Fund wishing to satisfy the requirements of subchapter M of the Code.

         The Portfolio intends to qualify to allocate tax exempt interest to its investors by having, at the close of each quarter of its taxable year, at least 50% of the value of its total assets consist of tax exempt securities. Tax exempt interest is that part of income earned by the Portfolio which consists of interest received by the Portfolio on tax exempt securities. In view of the Portfolio's investment policies, it is expected that a substantial portion of all income will be tax exempt income, although the Portfolio may from time to time realize net short-term capital gains and may invest limited amounts in taxable securities under certain circumstances.

         Gains or losses on sales of portfolio securities will be treated as long-term capital gains or losses if the securities have been held by it for more than one year. Long-term capital gain of individual investors will be subject to a reduced rate of tax if the portfolio securities have been held by the Portfolio for more than one year at the time of sale and will be subject to a further reduced rate of tax if the portfolio securities have been held by the Portfolio for more than eighteen months at the time of sale. Other gains or losses on the sale of securities will be short-term capital gains or losses.

         STATE AND LOCAL TAXES. The Portfolio may be subject to state or local taxes in jurisdictions in which the Portfolio is deemed to be doing business. In addition, the treatment of the Portfolio and its investors in those states which have income tax laws might differ from treatment under the federal income tax laws. Investors should consult their own tax advisors with respect to any state or local taxes.

         OTHER TAXATION. The investment by an investor in the Portfolio does not cause the investor to be liable for any income or franchise tax in the State of New York. Investors are advised to consult their own tax advisors with respect to the particular tax consequences to them of an investment in the Portfolio.

The Year 2000 Initiative

         With the new millennium rapidly approaching, organizations are examining their computer systems to ensure they are year 2000 compliant. The issue, in simple terms, is that many existing computer systems use only two numbers to identify a year in the date field with the assumption that the first two digits are always 19. As the century is implied in the date, on January 1, 2000, computers that are not year 2000 compliant will assume the year is 1900. Systems that calculate, compare, or sort using the incorrect date will cause erroneous results, ranging from system malfunctions to incorrect or incomplete transaction processing. If not remedied, potential risks include business interruption or shutdown, financial loss, reputation loss, and/or legal liability.

         J.P. Morgan has undertaken a firmwide initiative to address the year 2000 issue and has developed a comprehensive plan to prepare, as appropriate, its computer systems. Each business line has taken responsibility for identifying and fixing the problem within its own area of operation and for addressing all interdependencies. A multidisciplinary team of internal and external experts supports the business teams by providing direction and firmwide coordination. Working together, the business and multidisciplinary teams have completed a thorough education and awareness initiative and a global inventory and assessment of J.P. Morgan's technology and application portfolio to understand the scope of the year 2000 impact at J.P. Morgan. J.P. Morgan presently is renovating and testing these technologies and applications in partnership with external consulting and software development organizations, as well as with year 2000 tool providers. J.P. Morgan is on target with its plan to substantially complete renovation, testing, and validation of its key systems by year-end 1998 and to participate in industry-wide testing (or streetwide testing) in 1999. J.P. Morgan is also working with key external parties, including clients, counterparties, vendors, exchanges, depositories, utilities, suppliers, agents and regulatory agencies, to stem the potential risks the year 2000 problem poses to J.P. Morgan and to the global financial community.

         Costs associated with efforts to prepare J.P. Morgan's systems for the year 2000 approximated $95 million in 1997. In 1998, J.P. Morgan will continue its efforts to prepare its systems for the year 2000. The total cost to become year-2000 compliant is estimated at $250 million, for internal systems renovation and testing, testing equipment, and both internal and external resources working on the project. Remaining costs will be incurred primarily in 1998. The costs associated with J.P. Morgan becoming year-2000 compliant will be borne by J.P. Morgan and not the Fund nor the Portfolio.

Item 21.  UNDERWRITERS.

         The exclusive placement agent for the Portfolio is FDI, which receives no additional compensation for serving in this capacity. Investment companies, insurance company separate accounts, common and commingled trust funds and similar organizations and entities may continuously invest in the Portfolio.

Item 22.  CALCULATIONS OF PERFORMANCE DATA.

         Not applicable.

Item 23.  FINANCIAL STATEMENTS.

         The Portfolio's August 31, 1998 annual report filed with the SEC pursuant to Section 30(b) of the 1940 Act and Rule 30b2-1 thereunder are incorporated herein by reference (Accession Number 0001047469-98-038758 filed October 30, 1998).

                                   APPENDIX A
                         Description of Security Ratings

Standard & Poor's

Corporate and Municipal Bonds

AAA - Debt rated AAA have the highest ratings assigned by Standard & Poor's to a debt obligation. Capacity to pay interest and repay principal is extremely strong.

AA - Debt rated AA have a very strong capacity to pay interest and repay principal and differ from the highest rated issues only in a small degree.

A - Debt rated A have a strong capacity to pay interest and repay principal although they are somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than debts in higher rated categories.

BBB - Debt rated BBB are regarded as having an adequate capacity to pay interest and repay principal. Whereas they normally exhibit adequate protection parameters, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity to pay interest and repay principal for debts in this category than for debts in higher rated categories.

BB - Debt rated BB is regarded as having less near-term vulnerability to default than other speculative issues. However, it faces major ongoing uncertainties or exposure to adverse business, financial or economic conditions which could lead to inadequate capacity to meet timely interest and principal payments.

Commercial Paper, including Tax Exempt

A - Issues assigned this highest rating are regarded as having the greatest capacity for timely payment. Issues in this category are further refined with the designations 1, 2, and 3 to indicate the relative degree of safety.

     A-1 - This designation indicates that the degree of safety regarding timely payment is very strong.

Short-Term Tax-Exempt Notes

SP-1 - The short-term tax-exempt note rating of SP-1 is the highest rating assigned by Standard & Poor's and has a very strong or strong capacity to pay principal and interest. Those issues determined to possess overwhelming safety characteristics are given a "plus" (+) designation.

     SP-2 - The short-term tax-exempt note rating of SP-2 has a satisfactory capacity to pay principal and interest.

Moody's

Corporate and Municipal Bonds

Aaa - Bonds which are rated Aaa are judged to be of the best quality. They carry the smallest degree of investment risk and are generally referred to as "gilt edge." Interest payments are protected by a large or by an exceptionally stable margin and principal is secure. While the various protective elements are likely to change, such changes as can be visualized are most unlikely to impair the fundamentally strong position of such issues.

Aa - Bonds which are rated Aa are judged to be of high quality by all standards. Together with the Aaa group they comprise what are generally known as high grade bonds. They are rated lower than the best bonds because margins of protection may not be as large as in Aaa securities or fluctuation of protective elements may be of greater amplitude or there may be other elements present which make the long term risks appear somewhat larger than in Aaa securities.

A - Bonds which are rated A possess many favorable investment attributes and are to be considered as upper medium grade obligations. Factors giving security to principal and interest are considered adequate but elements may be present which suggest a susceptibility to impairment sometime in the future.

Baa - Bonds which are rated Baa are considered as medium grade obligations, i.e., they are neither highly protected nor poorly secured. Interest payments and principal security appear adequate for the present but certain protective elements may be lacking or may be characteristically unreliable over any great length of time. Such bonds lack outstanding investment characteristics and in fact have speculative characteristics as well.

Ba - Bonds which are rated Ba are judged to have speculative elements; their future cannot be considered as well-assured. Often the protection of interest and principal payments may be very moderate, and thereby not well safeguarded during both good and bad times over the future. Uncertainty of position characterizes bonds in this class.

Commercial Paper, including Tax Exempt

     Prime-1 - Issuers rated Prime-1 (or related supporting institutions) have a superior capacity for repayment of short-term promissory obligations. Prime-1 repayment capacity will normally be evidenced by the following characteristics:
- Leading market positions in well established industries. - High rates of return on funds employed. - Conservative capitalization structures with moderate reliance on debt and ample asset protection. - Broad margins in earnings coverage of fixed financial charges and high internal cash generation. - Well established access to a range of financial markets and assured sources of alternate liquidity.

Short-Term Tax Exempt Notes

MIG-1             - The short-term  tax-exempt  note rating MIG-1 is the highest rating assigned by Moody's for notes judged to be the best quality. Notes with this rating enjoy strong protection from established cash flows of funds for their servicing or from established and broad-based access to the market for refinancing, or both.

     MIG-2 - MIG-2 rated notes are of high quality but with margins of protection not as large as MIG-1.

                                     PART C


Item 24.  FINANCIAL STATEMENTS AND EXHIBITS.

(a)      FINANCIAL STATEMENTS

         The audited financial statements included in Part B, Item 23 of this registration statement are as follows:

         Schedule of Investments at August 31, 1998 Statement of Assets and Liabilities at August 31, 1998 Statement of Operations for the fiscal year ended August 31, 1998
         Statement of Changes in Net Assets for the fiscal year ended August 31, 1998 and 1997 Supplementary Data Notes to Financial Statements at August 31, 1998


(b)      EXHIBITS

1        Declaration of Trust, as amended, of the Registrant.2

2        Restated By-Laws of the Registrant.2

     5 Investment Advisory Agreement between the Registrant and J.P. Morgan Investment Management Inc. ("JPMIM").2

     5(a) Investment Advisory Agreement between the Registrant and J.P. Morgan Investment Management Inc.3

     8 Custodian Contract between the Registrant and State Street Bank and Trust Company ("State Street").2

     9(a)   Co-Administration   Agreement   between  the  Registrant  and  Funds
Distributor, Inc. dated August 1, 1996 ("Co-Administration Agreement").1

9(a)(1)  Amended Exhibit I to Co-Administration Agreement.2

     9(b) Transfer Agency and Service Agreement between the Registrant and State Street.2

     9(c) Restated Administrative Services Agreement between the Registrant and Morgan dated August 1, 1996 ("Administrative Services Agreement").1

9(c)(1)Amended Exhibit I to Administrative Services Agreement.2

     9(d) Amended and Restated Portfolio Fund Services Agreement between the Registrant and Pierpont Group, Inc. dated July 11, 1996.1

13       Investment representation letters of initial investors.2

27       Financial Data Schedule.4
-----------------------------
1 Incorporated herein by reference from Amendment No. 4 to the Registrant's Registration Statement on Form N-1A as filed with the Securities and Exchange Commission on October 7, 1996 (Accession Number 0000912057-96-022178).

2 Incorporated herein by reference from Amendment No. 5 to the Registrant's Registration Statement on Form N-1A as filed with the Securities and Exchange Commission on December 24, 1996 (Accession Number 0001016964-96-000048).

3 Incorporated herein by reference from Amendment No. 8 to the Registrant's Registration Statement on Form N-1A as filed with the Securities and Exchange Commission on October 1, 1998 (Accession Number 0001042058-98-000101).

4        Filed herewith.


Item 25. Persons Controlled by or under Common Control with Registrant.

         Not applicable.

Item 26.  NUMBER OF HOLDERS OF SECURITIES.

         (1)                                                  (2)
         Title of Class                              Number of Record Holders
         Beneficial Interests                        2 (as of November 23, 1998)

Item 27.  INDEMNIFICATION.

         Reference is hereby made to Article V of the Registrant's Declaration of Trust, filed as an Exhibit hereto.

         The Trustees and officers of the Registrant and the personnel of the Registrant's co-administrator are insured under an errors and omissions liability insurance policy. The Registrant and its officers are also insured under the fidelity bond required by Rule 17g-1 under the Investment Company Act of 1940, as amended.

ITEM 28.  BUSINESS AND OTHER CONNECTIONS OF INVESTMENT ADVISER.

     JPMIM is a Delaware corporation which is a wholly owned subsidiary of J.P. Morgan & Co. Incorporated.

         JPMIM is a registered investment adviser under the Investment Advisers Act of 1940, as amended, and is a wholly owned subsidiary of J.P. Morgan & Co. Incorporated. JPMIM manages employee benefit funds of corporations, labor unions and state and local governments and the accounts of other institutional investors, including investment companies.

         To the knowledge of the Registrant, none of the directors or executive officers of JPMIM is or has been during the past two fiscal years engaged in any other business, profession, vocation or employment of a substantial nature, except that certain officers and directors of JPMIM also hold various positions with, and engage in business for, J.P. Morgan & Co. Incorporated, which owns all the outstanding stock of JPMIM.

Item 29.  PRINCIPAL UNDERWRITERS.

         Not applicable.


Item 30.  LOCATION OF ACCOUNTS AND RECORDS.

         The accounts and records of the Registrant are located, in whole or in part, at the office of the Registrant and the following locations:

         Pierpont Group, Inc., 461 Fifth Avenue , New York, New York 10017. (records relating to its assisting the Trustees in carrying out their duties in supervising the Registrant's affairs).

     J.P. Morgan Investment Management Inc. and Morgan Trust Guaranty Company of New York, 522 Fifth Avenue, New York, New York 10036 and/or 60 Wall Street, New York, New York 10260-0060 (records relating to their functions as investment adviser and administrative services agent).

         State Street Bank and Trust Company, 225 Franklin Street, Boston, Massachusetts 02110 or 40 King Street West, Toronto, Ontario, Canada M5H 3Y8 (records relating to its functions as custodian and fund accounting and transfer agent).

     Funds Distributor, Inc., 60 State Street, Boston, MA 02109. (records relating to its functions as co-administrator and exclusive placement agent).

Item 31.  MANAGEMENT SERVICES.

         Not applicable.

Item 32.  UNDERTAKINGS.

         Not applicable.

                                   SIGNATURES


         Pursuant to the requirements of the Investment Company Act of 1940, as amended, The Tax Exempt Money Market Portfolio has duly caused this amendment to its registration statement to be signed on its behalf by the undersigned, thereto duly authorized, in the City of Boston, Commonwealth of Massachusetts, on the 1st day of December, 1998.


                      THE TAX EXEMPT MONEY MARKET PORTFOLIO


         By       /S/ GEORGE A. RIO
                  --------------------------------------------
                  George A. Rio
                      President

                                INDEX TO EXHIBITS



EXHIBIT NO:                         DESCRIPTION OF EXHIBITS

EX-27             Financial Data Schedule